EXHIBIT 10.19

EXECUTION VERSION

CLI FUNDING LLC

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

and

Securities Intermediary

SECOND AMENDED & RESTATED INDENTURE

Dated as of August 24, 2006

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ARTICLE X SUPPLEMENTAL INDENTURES

Section 1001.	Supplemental Indentures Not Creating a New Series Without Consent of Holders	95
Section 1002.	Supplemental Indentures Not Creating a New Series with Consent of Holders	96
Section 1003.	Execution of Supplemental Indentures	97
Section 1004.	Effect of Supplemental Indentures	97
Section 1005.	Reference in Notes to Supplemental Indentures	97
Section 1006.	Issuance of Series of Notes	98
Section 1007.	Intercreditor Agreement	99

ARTICLE XI HOLDERS LISTS

Section 1101.	Issuer to Furnish Indenture Trustee Names and Addresses of Holders	100
Section 1102.	Preservation of Information; Communications to Holders	100

ARTICLE XII EARLY AMORTIZATION EVENTS

Section 1201.	Early Amortization Events	101

ARTICLE XIII MISCELLANEOUS PROVISIONS

Section 1301.	Compliance Certificates and Opinions	102
Section 1302.	Form of Documents Delivered to Indenture Trustee	102
Section 1303.	Acts of Holders	103
Section 1304.	Inspection	103
Section 1305.	Limitation of Rights	104
Section 1306.	Severability	104
Section 1307.	Notices	104
Section 1308.	Consent to Jurisdiction	105
Section 1309.	Captions	105
Section 1310.	Governing Law	105
Section 1311.	No Petition	106
Section 1312.	General Interpretive Principles	106
Section 1313.	WAIVER OF JURY TRIAL	106
Section 1314.	Waiver of Immunity	106
Section 1315.	Judgment Currency	107
Section 1316.	Statutory References	107
Section 1317.	Transactions Under Original Agreement	107

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EXHIBIT A	Form of Non-Recourse Release
EXHIBIT B-1	Form of Transferor Certificate for Transfers to Qualified Institutional Buyers
EXHIBIT B-2	Form of Transferee Certificate for Transfers of Notes to Qualified Institutional Buyers
EXHIBIT B-3	Form of Transferee Certificate for Transfers of Notes to Institutional Accredited Investors

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This Second Amended and Restated Indenture, dated as of August 24, 2006 (as amended or supplemented from time to time as permitted hereby, the “Indenture”), between CLI FUNDING LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee (the “Indenture Trustee”) and individually as a Securities Intermediary.

WITNESSETH:

WHEREAS, on the Initial Closing Date, the Issuer and the Indenture Trustee entered into an Indenture, dated as of October 26, 2001 that was amended and restated as of December 15, 2003 (the “Original Agreement”);

WHEREAS, the Issuer and the Indenture Trustee wish to amend and restate the Original Agreement as of August 24, 2006 (the “Closing Date”); and

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other party, the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider.

GRANTING CLAUSE

To secure the payment of all Outstanding Obligations and the payment and performance of all of the Issuer’s covenants and agreements in this Indenture and all other Related Documents, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Indenture Trustee, for the benefit of Noteholders, any Series Enhancer and any Interest Rate Hedge Provider (regardless of whether such Person ceases to qualify as an Eligible Interest Rate Hedge Counterparty), a first priority perfected security interest in and to all assets of the Issuer including all of the Issuer’s right, title and interest in, to and under all of its assets and properties, including, without limitation, all of the following, whether now existing or hereafter created or acquired (i) all of the following:

(1) all Chattel Paper;

(2) all Contracts;

(3) all Documents;

(4) all General Intangibles;

(5) all Instruments;

(6) all Inventory;

(7) all Supporting Obligations;

(8) all Equipment;

(9) all Letter of Credit Rights;

(10) all Deposit Accounts;

(11) all Goods;

(12) all Investment Property;

(13) all Accounts;

(14) all property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(15) to the extent not included above and without limiting the foregoing, all Leases to the extent related to the Containers, and all schedules, supplements, amendments, modifications, renewals, extensions, and all guarantees and other credit support with respect to the foregoing, in each case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Container Related Agreements, including (in each case only to the extent related to the Containers), without limitation, (a) all rentals, payments and other monies, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Container Related Agreement; (b) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements; and (c) any rights of the Issuer in respect of any guarantee of the Container Related Agreements and any subleases or assignments permitted under the Container Related Agreements, in each case as they relate to the Containers;

(16) all insurance proceeds of the Containers and the other Collateral and all proceeds, including Sales Proceeds, of the voluntary or involuntary disposition of the Containers and the other Collateral;

(17) any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Containers and the other Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Containers and the other Collateral;

(18) to the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; and

(19) subject to the terms and conditions set forth in the Intercreditor Agreement, the Manager Collection Account and all of the Gross Revenue allocable to the Containers from time to time on deposit in the Manager Collection Account (through the pledge thereof by the Manager) and the Proceeds thereof,

(ii) the Containers (including all Substitute Containers acquired by the Issuer from time to time) and other Sold Assets acquired by the Issuer from time to time, (iii) any Trust Account, the Restricted Cash Account, the Manager Transition Account and any Series Account and all cash and cash equivalents, Eligible Investments, Financial Assets, Investment Property, Securities Entitlements and other instruments or amounts credited or deposited from time to time in such accounts, (iv) the Contribution and Sale Agreement, the Management Agreement, the Intercreditor Agreement, any Interest Rate Hedge Agreement, and all other Related Documents, (v) all Gross Income allocable to the Containers and (vi) all income, payments and Proceeds of the foregoing.

All of the property described in this Granting Clause is herein collectively called the “Collateral”.

Each of the Issuer, the Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Provider and, in acquiring a Note or interest therein, each Noteholder is deemed to have agreed that the terms of the foregoing Grant are subject in all respects to terms and conditions set forth in the Intercreditor Agreement.

In furtherance of the foregoing, the Issuer hereby appoints the Indenture Trustee as its designee for purposes of exercising any power of attorney or right granted by the Manager pursuant to the Management Agreement. In addition the Issuer hereby authorizes the Indenture Trustee, on behalf of the Issuer, to prepare, execute and file any financing statements or other documents required to effectuate the provisions of Section 604 of this Indenture. The Indenture Trustee shall have no obligation to file any financing statement or continuation statement unless it is directed to do so by the Issuer or the related Control Party and it is provided with the financing statement in form for filing.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided. Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations.

ARTICLE I

DEFINITIONS

Section 101.  Defined Terms. Except as otherwise provided herein, all references to any agreement defined in this Section 101 shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Related Documents. All references to statutes (including the UCC), rules and regulations shall be deemed to include such statutes, rules and regulations as the same may be from time to time amended, supplemented or otherwise modified, in each case unless otherwise specified herein. All definitions contained or referred to herein shall be equally applicable to both the singular and plural forms of the terms defined. All references to any Person shall include its successors and permitted assigns. All references to “including” are not intended to limit the generality of any description preceding such term and for purposes hereof and of each Related Document the rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

Account: Any “account,” as such term is defined in Section 9-102(a)(2) of the UCC.

Accumulated Depreciation: With respect to any Container, as of any date of determination, an amount equal to the aggregate amount of Depreciation Expense recorded with respect to such Container since the date such Container became subject to a Lease.

Additional Series: One or more Series of Notes issued by the Issuer following the Closing Date.

Advance Rate: The maximum percentage of outstanding principal permitted to be made or maintained in proportion to the Asset Base under the Indenture and any related Supplement.

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, the term “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Net Book Value: As of any date of determination, an amount equal to the sum of the then Net Book Values of all Eligible Containers then not subject to a Direct Finance Lease.

Aggregate Net Book Value of Direct Finance Lease Receivables: As of any date of determination, the sum of the then Net Book Values of Direct Finance Lease Receivables of all Eligible Containers then subject to a Direct Finance Lease.

Aggregate Note Principal Balance: As of any date of determination, an amount equal to the sum of the Note Principal Balances of all Series of Notes then Outstanding.

Aggregate TEU: The sum of TEUs of all Eligible Containers then owned by the Issuer.

Ambac: Ambac Assurance Corporation.

Applicable Law: With respect to any Person or Container, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to such Person or Container.

Asset Base: As of any date of determination, an amount equal to the sum of (a) the product of (i) eighty-five percent (85%) and (ii) the sum, without duplication, of (x) the Aggregate Net Book Value as of such date of determination and (y) the Aggregate Net Book Value of Direct Finance Lease Receivables as of such date of determination, and (b) the amount on deposit in the Restricted Cash Account on such date of determination, after giving effect to all deposits to and withdrawals from the Restricted Cash Account effected, or to be effected, on such date of determination.

Asset Base Certificate: A certificate with appropriate insertions setting forth the components of the Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be in the form attached to the Management Agreement and shall be certified by an Authorized Signatory of the Manager.

Asset Base Deficiency: The condition existing if, as of any Payment Date, after giving effect to the proposed payments of Supplemental Principal Payment Amount (to the extent of cash available to actually make such payments) for all Series then Outstanding on such Payment Date, the then Unpaid Principal Balance of all Series of Notes then Outstanding would exceed the Asset Base. If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.

Authorized Signatory: Any Person designated by written notice delivered to the Indenture Trustee and any Series Enhancer as authorized to execute documents and instruments on behalf of a Person.

Available Distribution Amount: This term shall have the meaning set forth in Section 302(a) hereto.

Average Age: As of any Record Date, an amount equal to the quotient of (a) the aggregate sum of (i) the number of Eligible Containers, multiplied by (ii) the age of such Eligible Containers, divided by (b) the aggregate number of all Eligible Containers.

Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended.

Base Rate: With respect to any Series for which interest is calculated based on a variable rate of interest, the amount identified as such in the related Supplement.

Book-Entry Custodian: The Person appointed pursuant to the terms of this Indenture to act in accordance with a certain letter of representations agreement such Person has with the Depository, in which the Depository delegates its duties to maintain the Book-Entry Notes to such Person and authorizes such Person to perform such duties.

Book-Entry Note: Each Note for so long as such Note is registered in the name of the Depository or its nominee in accordance with the terms and conditions of this Indenture.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located, are authorized or are obligated by law, executive order or governmental decree to be closed and (ii) for any day relating to any computation or payment to be made based on One-Month LIBOR or LIBOR (as such term is defined in any Supplement), any day on which dealings in dollar deposits are carried on in the London Interbank Market.

Carlisle or CLI: Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC), a limited liability company organized under the laws of the state of New York and its successors and permitted assigns.

Casualty Loss: Any of the following events with respect to any Container: (a) the actual total loss of such Container, (b) the Issuer’s or the Manager’s actual knowledge that such Container has become lost, stolen or destroyed, seized, condemned or confiscated, (c) thirty (30) days following the Issuer’s or Manager’s determination that such Container is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or (d) if such Container is subject to a Lease Agreement, such Container shall have been deemed under its Lease Agreement to have suffered a casualty loss.

Casualty Proceeds: For any accounting period, all proceeds received by the Issuer or the Manager on behalf of the owners of such related Containers, from insurance or other sources, as a result of a Casualty Loss.

Chattel Paper: Any Lease (including any Direct Finance Lease) or other “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC, arising out of or in any way related to the Containers and now owned or hereafter acquired by the Issuer.

Class: With respect to any Series, all Notes within such Series having the same rights to payment under the related Supplement.

CLI Credit Agreement: This term shall have the meaning set forth in the Management Agreement.

CLI Funding: CLI Funding LLC, a limited liability company, organized and existing under the laws of the State of Delaware.

CLI Limited Voting Right: Any consent, waiver, request or demand in respect of which 100% of the Noteholders must consent pursuant to Section 1002(b) of the Indenture.

CLI Party: (a) The Issuer, Seller or CLI or any entity that, directly or indirectly, owns any Capital Stock of or “controls” (within the meaning of the Exchange Act), the Issuer, the Seller or CLI or (b) any other Affiliate of CLI, but excluding from this part (b) any Affiliate consisting of an investment vehicle for which (i) Fortress Investment Group LLC (“FIG”) or an Affiliate of FIG (provided in either case such Person is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (a “Fortress Registered Investment Adviser”)), or (ii) a Fortress Investment Adviser Subsidiary, is the investment adviser (a “CLI Investment Vehicle”); but provided FIG and its Affiliates collectively shall own not more than ten (10%) percent of the Capital Stock of such CLI Investment Vehicle. Notwithstanding the foregoing, a CLI Investment Vehicle shall be deemed to be a CLI Party for purposes of any consent, waiver, request or demand other than a CLI Limited Voting Right if, at the time of any requested consent, waiver, request or demand, (x) Ambac shall not be the Control Party, other than by reason of a Series Enhancer Default with respect to Ambac, with respect to Notes representing more than 33.33% of the aggregate principal balance of all Series then Outstanding (or, with respect to any Series of VFNs prior to a Conversion Event, the Existing Commitment) (collectively, the “Aggregate Note Interests”) or (y) FIG and its Affiliates (including, without limitation, any CLI Investment Vehicle) shall collectively own or control Notes representing 33.33% or more of the Aggregate Note Interests, and Ambac shall not be the Control Party, other than by reason of a Series Enhancer Default with respect to Ambac, with respect to more than 50% of the Aggregate Note Interests.

Closing Date: August 24, 2006.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto, and the regulations promulgated and rulings issued thereunder.

Collateral: This term shall have the meaning set forth in the Granting Clause of this Indenture.

Collections: With respect to any Collection Period, Gross Revenue allocated or allocable to the Containers pursuant to the provisions of the Management Agreement and the Intercreditor Agreement.

Collection Period: The period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through and including the last day of such calendar month.

Competitor: Any Person engaged and competing with the Issuer or the Manager in the refrigerated container leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

Concentration Limits: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Container: Any refrigerated or other type of marine or intermodal container and any generator sets owned by the Issuer.

Container Related Agreement: Any agreement relating to (i) the Containers or (ii) the use or management of such Containers, whether in existence on any Series Issuance Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, the Contribution and Sale Agreement and all Chattel Paper, in each case as it relates to the Containers.

Container Representations and Warranties: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Container Revenue: All Gross Revenue allocated or allocable to the Containers, excluding the Sales Proceeds, Casualty Proceeds, Indemnification Proceeds and Miscellaneous Issuer Proceeds allocable to the Containers, in each case pursuant to the terms of the Intercreditor Agreement.

Contracts: All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Containers or to the Notes, in or under which the Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

Contract Payment: The minimum periodic contractual payment to be made by the Lessee for the use of the related equipment.

Contribution and Sale Agreement: The Second Amended and Restated Contribution and Sale Agreement, dated as of August 24, 2006, between Carlisle and the Issuer, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

Control Agreement: This term shall have the meaning set forth in Section 303(c) of this Indenture.

Control Party: This term shall have the meaning set forth in the Supplement for the related Series.

Conversion Date: The date of occurrence of a Conversion Event.

Conversion Event: This term shall have the meaning set forth in the Supplement for the related Series.

Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at U.S. Bank Corporate Trust Services, EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota, 55107-2292, Attn: Structured Finance/CLI Funding LLC.

Corporate Trust Officer: Any Treasurer, Assistant Treasurer, Assistant Trust Officer, Trust Officer, Assistant Vice President, Vice President or Senior Vice President of the Indenture Trustee or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

Deal Agent: With respect to any Series of VFNs, the Person(s) identified as such in the related Supplement for such Series of VFNs.

Default Fees: The incremental interest specified in the related Supplement payable by the Issuer resulting from (i) the failure of the Issuer to pay in full on any Payment Date any accrued and unpaid interest, fees or indemnities on any Series of Notes then Outstanding, or (ii) the failure of the Issuer to pay in full on the Legal Final Maturity Date of any Series the then Unpaid Principal Balance of the related Series of Notes, or (iii) the failure of the Issuer to pay the then Unpaid Principal Balance of all Series of Notes then Outstanding upon the occurrence of an Event of Default and the acceleration of the Notes in accordance with the provisions of Section 802 hereof.

Defaulted Lease: Any Lease as to which any of the following events or conditions apply:

(i) the Manager has or should have determined in accordance with the Services Standard that all or any regularly scheduled rental payments or end of term payments owing pursuant to the terms of such Lease are wholly or partially uncollectible;

(ii) any regularly scheduled rental payment or end of term payment (or portion thereof) owing pursuant to the terms of such Lease is more than one hundred twenty (120) days delinquent (measured from its contractual due date);

(iii) both of the following shall have occurred: (a) the Lessee under such Lease is the subject of an Insolvency Proceeding and (b) the Lessee shall not be current in its obligations under such Lease (including, but not limited to payment of Contract Payments) on the ninetieth (90th) day after the commencement of such Insolvency Proceeding; or

(iv) the Manager has repossessed the equipment or is otherwise exercising remedies.

Definitive Note: A Note issued in definitive form pursuant to the terms and conditions of Section 202 hereof.

Deposit Accounts: This term shall have the meaning set forth in Section 9-102(a)(29) of the UCC.

Depository: The Depository Trust Company until a successor depository shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depository” shall mean or include each Person who is then a Depository thereunder. For purposes of this Indenture, unless otherwise specified pursuant to Section 202, any successor Depository shall, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Depository Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Depreciation Expense: Depreciation Expense for a Container shall be (x) calculated utilizing a depreciation policy which provides for calculation in accordance with daily depreciation over (i) a fifteen (15) year useful life (or 5,479 days) to an estimated residual value of ten percent (10%) of the Original Equipment Cost of such Container (excluding generator sets) and (ii) a twelve (12) year useful life (or 4,383 days) to an estimated residual value of ten percent (10%) of the Original Equipment Cost of generator sets and (y) any other reduction in asset value not included in clause (x) in accordance with GAAP. For purposes of this definition “Original Equipment Cost” shall mean an amount equal to (i) the vendor’s or manufacturer’s, as applicable, invoice price plus (ii) reasonable and customary out-of-pocket inspection, transport, and initial positioning costs that (A) were necessary and directly related to putting such Container in initial service (subject to limitations) and (B) permitted and/or required to be capitalized in accordance with GAAP plus (iii) reasonable acquisition fees and other fees not to exceed to 2.5% of the amount described in clause (i).

Determination Date: The third Business Day prior to any Payment Date.

Direct Finance Lease: A lease that satisfies the criteria for classification as a capital lease pursuant to GAAP, including under Financing Accounting Standards Board Statement No. 13, as amended.

Director Services Agreement: The Services and Indemnity Agreement, dated as of October 26, 2001, among the Manager, the Issuer, the Director Services Provider and all amendments and supplements thereto.

Director Services Provider: Global Securitization Services, LLC and its permitted successors and assigns.

Discount Rate: For purposes of determining the Net Book Value of Direct Finance Lease Receivables as of any date of determination, an interest rate per annum equal to the greater of:

(i)	an amount equal to the sum of (a) the fixed rate of interest payable by the Issuer to an Interest Rate Hedge Provider under the related Interest Rate Hedge Agreement, plus (b) one percent (1%); or
(ii)	an amount equal to the Effective Annual Yield of such Direct Finance Lease.

Document: Any “document,” as such term is defined in Section 9-102(a)(30) of the UCC.

Dollar or $: The lawful currency of the United States of America.

Dynamar Rating: With respect to a Person, the most recently available credit rating assigned to such Person by Dynamar B.V., a company organized under the laws of the Kingdom of the Netherlands. If Dynamar B.V. shall cease to be in existence or is no longer engaged in the business of issuing credit ratings, the Issuer, the Indenture Trustee, each Series Enhancer and the Lead Deal Agent shall choose a mutually acceptable alternative for this function.

Early Amortization Event: The occurrence of any of the events or conditions set forth in Section 1201 of this Indenture or any Supplement issued pursuant thereto.

Effective Annual Yield: The annualized interest rate on a Lease computed using compound interest techniques.

Eligible Account: Either (a) a segregated account with an Eligible Institution (in its capacity as Securities Intermediary of the Indenture Trustee), or (b) a segregated trust account with the corporate trust department of the Indenture Trustee (in its capacity as Securities Intermediary of the Indenture Trustee) or any other depository institution organized under the laws of the United States or any of the states thereof (in its capacity as Securities Intermediary of the Indenture Trustee), including the District of Columbia (or any United States branch of a non-United States bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories no lower than “A2” or “A”, as the case may be, or (c) any account held with the Indenture Trustee (in its capacity as Securities Intermediary of the Indenture Trustee) provided that the institution then acting as Indenture Trustee is an Eligible Institution.

Eligible Container: Any Container which, when considered with all other Containers, complies with each of the following requirements as of each Record Date:

(a) Concentration Limits. Such Container, when considered with all other Containers then owned by the Issuer (including those Containers designated to be transferred to the Issuer), as the case may be, satisfies the Concentration Limits;

(b) Defaulted Leases. Such Container is not then subject to a Defaulted Lease;

(c) Container Representations and Warranties. The Container complies with the Container Representations and Warranties as of the most recent Record Date;

(d) Casualty Losses. The Container shall not have suffered a Casualty Loss;

(e) Container Lessees. If a Container is then subject to a Lease, such Container is leased to a Lessee that is underwritten in accordance with the Manager’s then existing credit underwriting guidelines;

(f) Container Type. The Container must be of a Permissible Container Type;

(g) Containers Not Yet Depreciated. The TEU of such Container shall not, when combined with the Aggregate TEU, cause the aggregate TEU of all Containers which have not been placed in service, and for which no Depreciation Expense has yet been deducted, to exceed one percent (1%) of the Aggregate TEU; and

(h) OFAC. Such Container is then not on lease to a Prohibited Person, or to the actual knowledge of the Issuer or the Manager, is not subleased to a Prohibited Person or located, operated or used in a Prohibited Jurisdiction unless it is used by the government of the United States or another Person, either (i) pursuant to a license granted by the Office of Foreign Assets Control, or (ii) pursuant to an exemption from such license requirements issued by the Office of Foreign Assets Control.

Eligible Institution: Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee (in its capacity as Securities Intermediary of the Indenture Trustee), or (ii) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a non-United States bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by Standard & Poor’s and “A2” by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Interest Rate Hedge Counterparty: One of the following: (a) any bank that has a short-term unsecured debt rating of at least “A-1” by Standard & Poor’s and “P-1” by Moody’s (or their equivalent) and a long-term unsecured debt rating of at least “A+” by Standard & Poor’s and “A2” by Moody’s (or their equivalent) or (b) any other Person acceptable to the Requisite Global Majority with the prior satisfaction of the Rating Agency Condition.

Eligible Investments: One or more of the following:

(i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America;

(ii) certificates of deposit and bankers’ acceptances (that shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated at least “Aa3” by Moody’s and “AA-” by Standard & Poor’s, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

(iii) commercial paper (having original maturities of not more than 270 days) of any corporation (other than the Issuer), incorporated under the laws of the United States of America or any state thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

(iv) any money market fund that has been rated by each Rating Agency, in its highest rating category (including any designations of “plus” or “minus”) or that invests solely in Eligible Investments;

(v) eurodollar deposits (which shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-” by Standard & Poor’s or “Aa3” by Moody’s, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

(vi) other obligations or securities that are acceptable to the related Series Enhancers and each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency and the Series Enhancers.

Enhancement Agreement: Any agreement, instrument or document, including any Policy and the Premium Letter, governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

Equipment: This term shall have the meaning set forth in Section 9-102(a)(33) of the UCC.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to any Series, the occurrence of any of the events or conditions set forth in Section 801 of the Indenture.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Existing Commitment: With respect to any Series, the aggregate Initial Commitment to issue Notes, consisting of one or more Classes, expressed as a Dollar amount, as set forth in the related Supplement and subject to reduction or increase from time to time in accordance with the related Supplement.

Expected Final Maturity Date: If applicable to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full. The Expected Final Maturity Date for a Series shall be set forth in the related Supplement.

Fair Market Value: An amount equal to the value which would be obtained in an arm’s length sales transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.

Financial Assets: This term shall have the meaning set forth in Section 8-102(a)(9) of the UCC.

Fitch: Fitch, Inc.

Fortress Investment Adviser Subsidiary: Any direct or indirect wholly-owned Subsidiary of a Fortress Registered Investment Adviser, provided (x) the CLI Investment Vehicle in respect of which such Subsidiary is an investment adviser is listed under Item 7B on the Form ADV for such registered investment adviser and (y) such Subsidiary is a “Related Person” (as defined in the Form ADV) of such registered investment adviser.

General Intangibles: Any “general intangibles,” as such term is defined in Section 9-102(a)(42) of the UCC.

Generally Accepted Accounting Principles or GAAP: Those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

Global Note: Either a Rule 144A Global Note or a Public Global Note.

Goods: The term shall have the meaning set forth in Section 9-102(a)(44) of the UCC.

Governmental Authority: Any of the following: (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

Grant: Grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

Gross Revenue: All revenue (without reduction for expenses or costs), calculated on a cash basis in accordance with GAAP, earned in connection with the ownership, use and/or operation of the Manager Fleet, including, but not limited to, rental, handling, location revenue, damage protection, and other rental-related charges arising from the leasing of such Manager Fleet, in each case allocated or allocable to the Containers, including any Miscellaneous Issuer Proceeds, Casualty Proceeds, Indemnification Proceeds, and Sales Proceeds (as set forth in the Intercreditor Agreement).

Holder: See Noteholder.

Indebtedness: With respect to any Person, means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person’s business, (d) any obligation of such Person as Lessee under a capital lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange hedging agreements; (g) liabilities and obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) and (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

Indemnification Proceeds: For any accounting period, all proceeds received by the Manager from Lessees pursuant to the Leases, insurance or other sources, including amounts received from the insurance specified in the Management Agreement, for indemnification of liability and loss with respect to the Containers, excluding Casualty Proceeds, Sales Proceeds and Miscellaneous Issuer Proceeds (in each case allocable to the Containers as set forth in the Intercreditor Agreement).

Indemnitee or Indemnified Person: Any Person that is identified in the applicable Supplement as being entitled to indemnification.

Indenture: This Second Amended and Restated Indenture, dated as of August 24, 2006, between the Issuer and the Indenture Trustee and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

Indenture Trustee: The Person performing the duties of the Indenture Trustee under this Indenture, initially U.S. Bank National Association.

Indenture Trustee Fees: This term is defined in Section 905 of this Indenture.

Indenture Trustee Indemnified Amounts: Amounts for which the Issuer shall indemnify and hold harmless the Indenture Trustee, comprised of any loss, liability, damage claim or expense incurred without negligence or willful misconduct on the part of the Indenture Trustee’s officers, directors and employees, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Indenture.

Independent Accountants: Either (i) any “Big 4” accounting firm or (ii) any other independent certified public accountants of internationally recognized standing selected by the Issuer and acceptable to each Lead Deal Agent and the Requisite Global Majority.

Independent Person: A natural person who at the date of his appointment as a manager, director or officer possesses the following qualifications: (a) has prior experience as an independent director for a company, the corporate instruments of which require the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable law; and (b) has at least three years of employment experience with and is employed by one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided always that such individual at the date of his appointment as such manager, director or officer, or at any time in the preceding five years, or during such person’s tenure shall not be: (i) an employee, director, shareholder, manager, partner or officer of Carlisle or an Affiliate thereof (other than such person’s service as an independent director or manager of Carlisle or an Affiliate thereof); (ii) a customer or supplier of Carlisle or an Affiliate thereof; (iii) a beneficial owner at the time of such individual’s appointment as an independent manager, or at any time thereafter while serving as an independent manager, of more than 2% of the voting securities of Carlisle or an Affiliate thereof; (iv) affiliated with a significant customer, supplier or creditor of Carlisle or an Affiliate thereof; (v) a party to any significant personal service contracts with Carlisle or an Affiliate thereof; or (vi) a member of the immediate family of a person described in (i) or (ii) above and provided further that an Independent Person may serve in a similar capacity for other special purpose entities formed by Carlisle or its Affiliates; provided however, a person elected by Global Securitization Services, LLC or any other similar professional service provider shall be an “Independent Person” regardless of whether such person is, or is affiliated with or related to, a customer or supplier of Carlisle. No resignation or removal of an Independent Person shall be effective until a successor Independent Person has been elected to replace such Independent Person.

Initial Closing Date: October 26, 2001.

Initial Commitment: With respect to any Series, the aggregate initial commitment, expressed as a Dollar amount, to purchase up to a specified principal balance of all Classes of such Series, which commitment shall be set forth in the related Supplement.

Initial Principal Balance: For any Series, the amount set forth in the related Supplement.

Insolvency Law: The Bankruptcy Code or similar Applicable Law in any other applicable jurisdiction.

Insolvency Proceeding: Any Proceeding under any applicable Insolvency Law.

Instruments: Any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

Insurance Agreement: The amended and restated insurance and indemnity agreement, dated as of August 24, 2006, by and among the Issuer, CLI, the Indenture Trustee and Ambac.

Intercreditor Agreement: The Second Amended and Restated Intercreditor Collateral Agreement, dated as of August 24, 2006, by and among Carlisle and one or more of its Affiliates and various financial institutions named therein, as such agreement has been and may be amended, modified or supplemented from time to time in accordance with its terms.

Interest Accrual Period: The period beginning with, and including, a Payment Date and ending on and including the day before the next succeeding Payment Date; provided, however, that with respect to the Series 2006-1 Notes, the initial Interest Accrual Period will commence on the Closing Date.

Interest Rate Hedge Agreement: An ISDA interest rate swap or cap agreement between the Issuer and an Interest Rate Hedge Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith, each as reasonably acceptable to the Requisite Global Majority, pursuant to which (i) the Issuer will receive payments from or make payments to the Interest Rate Hedge Provider based on One-Month LIBOR and (ii) recourse by the Interest Rate Hedge Provider to the Issuer is limited to the Available Distribution Amount which pursuant to the terms of this Indenture is available for such purpose.

Interest Rate Hedge Provider: Any Eligible Interest Rate Hedge Counterparty to an Interest Rate Hedge Agreement with the Issuer together with its subrogee. An Eligible Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement but thereafter ceases to meet the criteria set forth in the definition of Eligible Interest Rate Hedge Counterparty shall continue to be an Interest Rate Hedge Provider until it is terminated or replaced under the applicable Interest Rate Hedge Agreement.

Inventory: Any “inventory” as such term is defined in Section 9-102(a)(48) of the UCC.

Investment: When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

Investment Property: The term shall have the meaning set forth in Section 9-102(a)(49) of the UCC.

Issuer: CLI Funding LLC, a limited liability company organized and existing under the laws of the state of Delaware.

Issuer Expenses: For any Collection Period, overhead and all other direct, out-of-pocket, reasonable costs and expenses of the Issuer (other than expenses paid pursuant to the Management Agreement and any Management Fee) payable during such Collection Period (including costs and expenses permitted to be paid to or by the Manager in connection with the conduct of the Issuer’s business, but excluding Operating Expenses and other costs and expenses required to be paid by the Manager under the Management Agreement), in each case determined on a cash basis, including but not limited to the following:

1.	administration expenses;
2.	accounting and audit expenses of the Issuer;
3.	premiums for liability, casualty, fidelity, directors and officers and other insurance;

4.	directors’ fees and expenses;
5.	legal fees and expenses;
6.	other professional fees;
7.	taxes (including personal or other property taxes and all sales, value added, use and similar taxes);
8.	taxes imposed in respect of any and all issuances of the Notes; and
9.	surveillance fees assessed by the Rating Agencies.

Notwithstanding the foregoing, Issuer Expenses shall not include (1) depreciation or amortization on the Containers and (2) principal, interest and Premium, if any, payments on the Series of Notes.

Lead Deal Agent: With respect to a Series of VFNs, the Person identified (if any) as such in the related Supplement.

Lease or Lease Agreement: Each and every installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject and shall include (1) all rental payments to be made by the Lessee thereunder, (2) all rights of the lessor thereunder, and (3) any and all amendments, renewals or extensions thereof.

Lease Custodial Transfer: This term shall have the meaning set forth in the Management Agreement.

Legal Final Maturity Date: With respect to any Series, the date set forth in the related Supplement on which the Unpaid Principal Balance of, and accrued interest on, the Notes of such Series then Outstanding must be paid in full.

Lessee: Each user that leases a Container pursuant to a Lease Agreement.

Letter-of-Credit Right: This term shall have the meaning set forth in Section 9-102(a)(51) of the UCC.

LIBOR Determination Date: The date that is two Business Days prior to the first day of any Interest Accrual Period.

Lien: Any security interest, lien, charge, pledge, equity, encumbrance or preferential arrangement of any kind.

List of Containers: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Long-Term Interest Coverage Ratio: On any Record Date or date of determination, the ratio (expressed as a percentage) calculated according to the following formula:

	LTICR	=	TCC - FEES
INT

Where:	LTICR	=	Long-Term Interest Coverage Ratio;
	TCC	=	the total Collections during the twelve (12) month period ending on the most recent Record Date;
	FEES	=	the amount of the Issuer Expenses, the Management Fee, the Transition Agent Fees and the Indenture Trustee Fees paid during the twelve (12) month period ending on the most recent Record Date;
	INT	=

(A) the sum of (i) the Premium, all interest, VFN Fees and other amounts due to the Noteholders of all Series of Notes then Outstanding and the Series Enhancer and (ii) payments due under any Interest Rate Hedge Agreement (excluding termination payments), less (B) payments received under any Interest Rate Hedge Agreement (excluding termination payments); in each case during the twelve (12) month period ending on the most recent Record Date.

Management Agreement: The Second Amended and Restated Management Agreement, dated as of August 24, 2006, entered into by and between the Manager and the Issuer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

Management Fee: This term shall have the meaning set forth in the Management Agreement.

Management Fee Arrearage: For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

Manager: The Person performing the duties of the Manager under the Management Agreement; initially, CLI.

Manager Advances: This term shall have the meaning set forth in the Management Agreement.

Manager Collection Account: An account established and maintained pursuant to the Intercreditor Agreement with a bank satisfactory to the Requisite Global Majority and the Rating Agencies, into which the Manager will direct (i) all payments from Lessees, (ii) all Sale Proceeds, (iii) all Casualty Proceeds and (iv) all other proceeds and Gross Revenues related to the Containers including Miscellaneous Issuer Proceeds and Indemnification Proceeds.

Manager Default: The occurrence of any of the events or conditions set forth in Section 10.01 of the Management Agreement after giving effect to any expressly applicable notice and grace periods contained in such Section.

Manager Fleet: The fleet of containers owned and/or managed by the Manager, including the Containers.

Manager Report: This term shall have the meaning set forth in the Management Agreement.

Manager Termination Notice: A written notice to be provided to the Manager pursuant to Section 405 of this Indenture and Section 10.02 of the Management Agreement.

Manager Transition Account: An account established pursuant to the Manager Transition Agreement, initially unfunded, into which amounts shall in certain circumstances be deposited and used solely to pay Transition Costs.

Manager Transition Agreement: The Manager Transition Agreement, dated as of December 15, 2003, entered into by and between the Manager, the Issuer, the Indenture Trustee and the Transition Agent (as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms).

Manager Transition Amount: One of the following: (a) if the Consolidated Tangible Net Worth is, and has been for the previous three calendar months, greater than or equal to $200,000,000, zero or (b) if the Consolidated Tangible Net Worth is, or has been during the three preceding calendar months, less than $200,000,000, then $1,000,000.

Managing Officer: Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Containers and the other Collateral whose name appears on a list of managing officers furnished to Issuer, each Series Enhancer and the Indenture Trustee by the Manager, as such list may from time to time be amended.

Material Adverse Change: Any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Related Document or the security for any of the related Notes, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), properties or business operations of the Issuer, Seller or Manager, individually or taken together as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of the Issuer, Seller or Manager to perform its obligations under the Related Documents or (d) materially impairs or could reasonably be expected to materially impair the ability of the Indenture Trustee or the Series Enhancer to enforce any of its or their legal rights or remedies pursuant to the Related Documents.

Minimum Principal Payment Amount: This term shall have the meaning set forth in the related Supplement.

Minimum Targeted Principal Balance: This term shall have the meaning set forth in the related Supplement.

Miscellaneous Issuer Proceeds: The sum of amounts received by the Manager (i) from the manufacturers or sellers of Containers for breach of sale warranties relating thereto, and (ii) in payment or settlement of any claims, losses, disputes or Proceedings relating to the Containers, including insurance proceeds from the insurance specified in the Management Agreement for damage to the Containers; provided, however, Miscellaneous Issuer Proceeds shall not include Sales Proceeds, Casualty Proceeds or Indemnification Proceeds.

Moody’s: Moody’s Investors Service, Inc. and any successor thereto.

Net Book Value: With respect to a Container that is not subject to a Direct Finance Lease, as of any date of determination, an amount equal to the Original Equipment Cost of such Container less the Accumulated Depreciation of such Container as of such date of determination, calculated utilizing the depreciation policy described in the definition of Depreciation Expense.

Net Book Value of Direct Finance Lease Receivables: As of any date of determination, with respect to any Eligible Container that is then subject to an eligible Direct Finance Lease, an amount in Dollars equal to the present value of the remaining Contract Payments becoming due under such Direct Finance Lease after such date of determination, discounted monthly at one-twelfth of the applicable Discount Rate; provided, however, that (i) the Net Book Value of Direct Finance Lease Receivables of (A) any Direct Finance Lease that is a Defaulted Lease, or (B) a Direct Finance Lease that has been repurchased or is required to be repurchased by the Seller shall, in each case, be equal to zero, and (ii) with respect to any Contract Payment that remains unpaid for more than 30 days (measured from its contractual due date), such Contract Payment shall be deemed to have a value of zero for purposes of calculating the Net Book Value of Direct Finance Lease Receivables of such Direct Finance Lease.

Net Operating Income: This term shall mean the excess, if any, of (x) the Gross Revenues allocable or relating to the Containers owned by the Issuer in any calendar month, less (y) an amount up to the Management Fee.

Note Interest Payment: This term shall have the meaning set forth in the related Supplement (as such definition may be modified to exclusively relate to a specific Series (e.g. Series 2006-1 Note Interest Payment)).

Note Owners: With respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of (i) the Depository (a direct participant) or (ii) a Person maintaining an account with the Depository (an indirect participant), in each case in accordance with the rules of the Depository.

Note Principal Balance: This term shall have the meaning set forth in the related Supplement.

Note Purchase Agreement: Any underwriting agreement or other purchase agreement for the Notes of any Series or Class.

Note Register: The register which shall provide for the registration and transfer of the Notes and is maintained by the Indenture Trustee pursuant to Section 205 of this Indenture.

Note Registrar: The Person acting as a note registrar pursuant to Section 205(a) hereof, initially the Indenture Trustee.

Noteholder or Holder: The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request, or demand the interest evidenced by any Note registered in the name of a CLI Party or Person known to be a CLI Party by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the Unpaid Principal Balance of the Outstanding Notes necessary to effect any such consent, waiver, request, or demand is represented; provided that, in determining whether the Indenture Trustee will be protected in relying on any such consent, waiver, request, or demand, only such Notes as a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded.

Notes: Any one of the promissory notes or other securities executed by the Issuer, pursuant to this Indenture and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

Officer’s Certificate: A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

One-Month LIBOR: For any Interest Accrual Period, the rate per annum, determined by the Indenture Trustee and notified in writing by the Indenture Trustee to the Manager, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for Dollar deposits having a maturity of one month commencing on the first day of such Interest Accrual Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time on the LIBOR Determination Date. As used herein, “Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News (or by another source selected by the Indenture Trustee and notified by the Indenture Trustee to the Manager). If the Telerate Page 3750 is not available, then One-Month LIBOR shall be the rate determined by the Indenture Trustee (such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) as of two Business Days prior to the date of such determination as the rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Indenture Trustee to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 A.M. (New York City time) on the Business Day that is the second Business Day immediately preceding the date of such determination for delivery for a term equal to such Interest Accrual Period.

Operating Expenses: Assorted direct operating expenses and overhead expenses (as described in the Intercreditor Agreement) identified or allocated to each container in the Manager Fleet in accordance with the Intercreditor Agreement.

Opinion of Counsel: A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Seller or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

Original Equipment Cost: With respect to any Container, an amount equal to (A) with respect to any Container owned by the Issuer on the Closing Date, the purchase price allocated to such Container by the Issuer in the acquisition of such Container, based on its Fair Market Value as of such time, as adjusted in accordance with GAAP in the Issuer’s books and records prior to the Closing Date, or (B) with respect to those Containers acquired by the Issuer subsequent to the Closing Date, either: (a)(i) the vendor’s or manufacturer’s, as applicable, invoice price plus (ii) reasonable and customary out-of-pocket inspection, transport, and initial positioning costs that (x) were necessary and directly related to putting such Container in initial service (subject to limitations) and (y) permitted and/or required to be capitalized in accordance with GAAP plus (iii) reasonable acquisition fees and other fees not to exceed 2.5% of the amount described in clause (i), or (b) if such Container has been acquired as part of an acquisition that, in accordance with GAAP would require or permit the application of purchase accounting, the purchase price allocated by the Issuer to such Container in accordance with GAAP; provided that if the amount calculated for such Container pursuant to this clause (b) is greater than the amount that would have been calculated pursuant to clause (a), the higher purchase price must have been approved by the Requisite Global Majority and must have satisfied the Rating Agency Condition. In no event shall the amount described in clause (B)(a)(ii) above include overhead costs incurred by CLI.

Other Fees: All other fees due to Holders of any VFNs as set forth in and limited by the related Supplement which, for the avoidance of doubt, shall exclude Step-Up VFN Fees and Default Fees.

Outstanding: When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i) any Note canceled by the Indenture Trustee at or before said date;

(ii) any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; or

(iii) any Note held by a CLI Party.

Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by a Series Enhancer pursuant to an Enhancement Agreement shall be Outstanding until the Series Enhancer has been reimbursed in full therefor in accordance with the related Enhancement Agreement.

Outstanding Obligations: As of any date of determination an amount equal to the sum of (i) the then Outstanding principal balance of, and accrued interest payable on, all Notes issued hereunder, under any Supplement hereto or any Note Purchase Agreement, (ii) all other amounts owing by the Issuer to Noteholders or to any other Person hereunder, any Supplement hereto or any other Related Documents, including without limitation any amounts owed to the Indenture Trustee or any Series Enhancer and (iii) all amounts owed by the Issuer outstanding under any Interest Rate Hedge Agreement.

Overdue Rate: The rate of interest specified in the related Supplement applicable to a Note then earning Default Fees.

Ownership Interests: An ownership interest in a Global Note.

Payment Date: With respect to any Series, the eighteenth (18th) day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day commencing September 18, 2006).

Permissible Container Type: A container that is classified as any one of the following:

(i)	twenty foot refrigerated;
(ii)	forty foot refrigerated;
(iii)	forty foot high cube refrigerated (including the related Everfresh units);
(iv)	such other types as shall have been approved in writing by the Requisite Global Majority; and
(v)	generator sets.

Permitted Encumbrance: With respect to the Collateral, any or all of the following: (i) Liens for taxes not yet delinquent or that are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are maintained per GAAP; (ii) with respect to the Containers, carriers’, warehousemen’s, mechanics’, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or that shall not have been overdue for a period of more than sixty (60) days after the Issuer or the Manager has knowledge thereof or that are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are maintained per GAAP; provided, however, in no event shall any such contest result in the loss of the affected item of Collateral; (iii) with respect to the Containers, Leases entered into in the ordinary course of business providing for the leasing of Containers; and (iv) Liens created by this Indenture; provided that any Proceedings of the type described in clauses (i) and (ii) above could not reasonably be expected to subject the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or Noteholder to any civil or criminal penalty or liability or involve any significant risk of material loss, sale or forfeiture of all or any material portion of the Collateral.

Permitted Payment Date Withdrawals: On (a) any Payment Date, the amount required to pay all interest to be accrued and payable on the related Payment Date on all Series of Notes then Outstanding and reimbursement of any unpaid amounts paid by any Series Enhancer pursuant to any Enhancement Agreement to the Series Enhancer and (b) on the Legal Final Maturity Date of the Series of Notes with the latest Legal Final Maturity Date, the amount required to pay all principal amounts to be accrued and payable on such Legal Final Maturity Date of all Series of Notes then Outstanding (including, for the avoidance of doubt, reiumbursements of draws under any Policy).

Person: An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

Plan: An “employee benefit plan,” as defined in Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code.

Pledge Agreement: The pledge agreement, dated as of October 26, 2001, between Container Leasing International, LLC and the Indenture Trustee, as such agreement may be amended, modified, or supplemented from time to time in accordance with its terms.

Policy: With respect to any Series of Notes, the financial guaranty insurance policy, if any, issued by a Series Enhancer.

Premium: This term shall have the meaning set forth in the Premium Letter related to any Enhancement Agreement between the Issuer and any Series Enhancer.

Premium Letter: The premium letter, among the Issuer, CLI and the Series Enhancer related to any Policy.

Prepayments: Any mandatory or optional prepayment of all or any portion of the Unpaid Principal Balance of any Notes or any Series prior to the scheduled due date thereof including, without limitation any prepayment pursuant to Section 702 of this Indenture.

Principal Payment Amounts: This term shall have the meaning set forth in the related Supplement.

Principal Terms: With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Expected Final Maturity Date and the Legal Final Maturity Date for the Series; (viii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (ix) the priority of such Series with respect to any other Series; (x) the Control Party with respect to such Series, (xi) those items constituting interest, Unused Fees and principal due or to become due to Holders of such Series of Notes and (xii) any other terms of such Series.

Proceeding: Any suit in equity, action at law, or other judicial or administrative proceeding.

Proceeds: “Proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Proceeds, Instruments, cash or other proceeds payable to the Issuer from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Issuer from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

Prohibited Jurisdiction: Any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department.

Prohibited Person: Any Person appearing on the Specially Designated Nationals List compiled and disseminated by the Office of Foreign Assets Control of the United States Treasury Department, as the same may be amended from time to time.

Public Global Notes: A Book-Entry Note sold to non-U.S. persons in reliance on Regulation S, initially to be issued in temporary global form, and thereafter, in accordance with the terms of this Indenture and the other Related Documents, transferable to a single, permanent Global Note evidencing all or part of an issuance of Notes to which the provisions of Section 202(b) through 202(h) shall apply.

Rated Institutional Noteholder: An institutional Noteholder whose long term unsecured debt obligations are then rated BBB- or better by Standard & Poor’s and Baa3 or better by Moody’s.

Rating Agency or Rating Agencies: With respect to any Outstanding Series or Class, each statistical rating agency, if any, selected by the Issuer with the approval of the Lead Deal Agent and Series Enhancer for such Series to rate such Series or Class and that has an outstanding rating with respect to such Series or Class.

Rating Agency Condition: With respect to any action to be taken or proposed to be taken, each Rating Agency having notified (i) the Issuer or the Manager and (ii) each Series Enhancer, in writing that such action will not result in a reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding including any underlying rating issued to a Series Enhancer in respect of any Series of Notes without giving effect to the related Series Enhancement.

Record Date: With respect to any Payment Date, the last calendar day of the month preceding the month in which the related Payment Date occurs.

Reimbursement Amounts: All amounts owed by the Issuer to any Series Enhancer under the related Enhancement Agreement and each other Related Document.

Related Assets: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Related Documents: With respect to any Series, the Contribution and Sale Agreement, the Intercreditor Agreement, any Interest Rate Hedge Agreements, together with any insurance policies related thereto this Indenture, the related Supplement, the Notes of such Series, the Pledge Agreement, the Management Agreement, the Management Transition Agreement, the related Enhancement Agreement (including, without limitation, each Policy, the Insurance Agreement and any Premium Letter), the Note Purchase Agreement(s), the operating agreements and organization documents of CLI and the Issuer, and each other agreement, document or instrument executed and/or delivered in connection with the issuance or administration of any Series, as such term shall be defined in the Supplement pursuant to which such Series of Notes is issued, and with respect to the Indenture, the Contribution and Sale Agreement, the Management Agreement, the Management Transition Agreement, the Pledge Agreement, the Intercreditor Agreement and any Interest Rate Hedge Agreement, Related Documents shall refer to the documents referenced above related to each Series of Notes then Outstanding.

Requisite Global Majority: A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control Party or Control Parties representing more than fifty percent (50%) of the aggregate principal balance (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment, thereof) of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire aggregate principal balance (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment, thereof) of the related Series in favor of, or in opposition to, such proposed action, as the case may be) and (b) unless Control Parties representing more than sixty-six and two-thirds percent (66 2/3%) of the aggregate principal balance of all Series then Outstanding (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment, thereof) of all Series then Outstanding shall have approved or directed such proposed action, Ambac, for so long as Ambac shall be designated the Control Party for any Series then Outstanding, shall have also approved or directed such proposed action.

Responsible Officer: When used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture.

Restricted Cash Account: An account established and maintained by, and in the name of, the Indenture Trustee with the Corporate Trust Office, into which funds will, from time to time, be deposited in an amount equal to the Restricted Cash Target Balance.

Restricted Cash Amount: As of any date of determination, the amount then on deposit in the Restricted Cash Account.

Restricted Cash Target Balance: The amount required to be deposited or maintained in the Restricted Cash Account, which shall be equal to the product of (i) five, (ii) one-twelfth, (iii) the weighted average (based on the Unpaid Principal Balance of all Series of Notes then

Outstanding, which principal balances shall be calculated after giving effect to any principal payments paid on such Payment Date) of the annual rates of interest payable on all Series of Notes then Outstanding (or, if any Series of Notes bears interest at a variable rate of interest, the interest rate then in effect on such Series of Notes), and (iv) the sum of the Unpaid Principal Balances of all Series of Notes then Outstanding as of such Payment Date, which principal balances shall be calculated after giving effect to all advances of principal and principal payments made on such Payment Date. The amount calculated under clause (iii) shall be based on: (x) for that portion of the Unpaid Principal Balance of all Series of Notes then Outstanding that is then subject to an Interest Rate Hedge Agreement, the fixed rates payable by the Issuer pursuant to such Interest Rate Hedge Agreements and (y) for that portion of the Unpaid Principal Balance of all Series of Notes then Outstanding that is not then subject to an Interest Rate Hedge Agreement, the weighted average interest rates then in effect on such Series of Notes.

Rule 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time.

Rule 144A Global Notes: A Note evidencing all or a part of an issuance of the Notes, registered in the name of the Depository or its nominee, and delivered to the Depository pursuant to the Depository’s instruction, in accordance with Section 202 and bearing the legend prescribed in Section 202.

Sale: This term shall have the meaning set forth in Section 815 of this Indenture.

Sales Proceeds: The gross proceeds received by the Manager from the sale or other disposition of a Container, less commissions, administrative fees, handling charges or other similar amounts paid or to be paid to third parties in connection with a sale or other disposition, as determined in the sole discretion of the Manager; provided, however, that to the extent that any such commission, administrative fees, handling charges or other similar amount is to be paid to an Affiliate of the Manager, the amount of such fee or other charge shall not exceed the amount that would have otherwise been payable to an independent third party in an arms’-length transaction.

Scheduled Principal Payment Amount: This term shall have the meaning set forth in the related Supplement.

Scheduled Targeted Principal Balance: This term shall have the meaning set forth in the related Supplement.

Securities Act: The Securities Act of 1933, as amended from time to time.

Securities Entitlement: This term shall have the meaning set forth in Section 8-102(a)(17) of the UCC.

Securities Intermediary: The Indenture Trustee or another Eligible Institution acting in its individual capacity as a securities intermediary, within the meaning of Section 8-102(a)(14) of the UCC.

Seller: CLI.

Senior Executive Officer: Any of the president, chief financial officer, treasurer or controller of the Issuer, Seller or Manager, as the case may be.

Series: Any series of Notes issued pursuant to a Supplement.

Series 2003-1 Notes: The Floating Rate Secured Notes issued pursuant to the Series 2003-1 Supplement.

Series 2003-1 Supplement: The Series 2003-1 Supplement, dated as of December 15, 2003, between the Issuer and the Indenture Trustee to the Original Agreement, as amended, supplemented or modified from time to time.

Series 2003-2 Supplement: The Series 2003-2 Supplement, dated as of December 15, 2003, between the Issuer and the Indenture Trustee, to the Original Agreement, as amended, supplemented or modified from time to time.

Series 2003-2 VFNs: The Floating Rate Secured Notes issued pursuant to the Series 2003-2 Supplement.

Series 2006-1 Notes: The Series 2006-1 Notes issued pursuant to the Series 2006-1 Supplement.

Series 2006-1 Supplement: The Series 2006-1 Supplement issued pursuant to the Indenture, dated as of August 24, 2006, between the Issuer and the Indenture Trustee pursuant to which the Series 2006-1 Notes shall be issued, as amended, supplemented or modified from time to time.

Series 2006-2 Supplement: The Series 2006-2 Supplement issued pursuant to the Indenture, dated as of August 24, 2006, between the Issuer and the Indenture Trustee pursuant to which the Series 2006-2 VFNs shall be issued, as amended, supplemented or modified from time to time.

Series 2006-2 VFNs: The Series 2006-2 VFNs issued pursuant to the Series 2006-2 Supplement.

Series Account: Any deposit, trust, escrow or similar account maintained in the name of the Indenture Trustee for the benefit of the Noteholders and any related Series Enhancer of any Series or Class as specified in the related Supplement, into which amounts will be deposited for distribution to such Series of Notes pursuant to its Supplement.

Series Enhancement: The rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, financial guaranty, insurance policy, insurance agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

Series Enhancer: A monoline insurance company that carries a financial strength rating of no less than “Aaa”, “AAA” and “AAA” from Moody’s, Standard & Poor’s and Fitch, respectively, and provides any Series Enhancement, as further described in any Supplement.

Ambac is the Series Enhancer for the Series 2006-1 Notes and Series 2006-2 VFNs. Accordingly, references herein made to “the Series Enhancer” for the Series 2006-1 Notes and the Series 2006-2 VFNs shall mean Ambac as Series Enhancer for the Series 2006-1 Notes or Series 2006-2 VFNs, as applicable.

Series Enhancer Default: This term shall have the meaning set forth in the Supplement for the related Series.

Series Enhancer Event: With respect to any Series Enhancer, either (i) a default shall have occurred and be continuing in its payment obligations under its related Enhancement Agreement or (ii) the reduction, withdrawal or downgrade of the ratings of its claims-paying ability issued by any Rating Agency with respect to such Series Enhancer that would result in such Series Enhancer being rated (by such Rating Agency) equal to or below one rating or “notch” above any “shadow” rating(s) issued by any Rating Agency on any Series of Notes then Outstanding for which it shall have provided Series Enhancement.

Series Issuance Date: With respect to any Series, the date on which the Notes of such Series are originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

Services Standard: This term shall have the meaning set forth in the Management Agreement.

Short Term Interest Coverage Ratio: On any Record Date or date of determination, the ratio (expressed as a percentage) calculated according to the following formula:

	STICR	=	TCC – FEES
INT

Where:	STICR	=	Short Term Interest Coverage Ratio;
	TCC	=	the total Collections during the most recently concluded two (2) Collection Periods;
	FEES	=	the amount of Issuer Expenses, Management Fee, Transition Agent Fees and Indenture Trustee Fees paid during the most recently concluded two (2) Collection Periods; and
	INT	=

(A) the sum of (i) the Premium, all interest, VFN Fees and other amounts due to the Noteholders and the Series Enhancer of all Series of Notes then Outstanding and (ii) payments owing by the Issuer under any Interest Rate Hedge Agreement (excluding termination payments); less (B) payments received by the Issuer under any Interest Rate Hedge Agreements (excluding termination payments); during the most recently concluded two (2) Collection Periods.

Sold Assets: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Standard & Poor’s: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Step-Up VFN Fees: The additional interest payable on any Series of VFNs after a Conversion Event or an Early Amortization Event.

Subsidiary: With respect to a Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the Voting Stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Substitute Container: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Supplement: Any supplement to the Indenture executed in accordance with Article X of this Indenture.

Supplemental Principal Payment Amount: For each Payment Date, an amount which is equal to the excess, if any, of (x) the then Aggregate Note Principal Balance (after giving effect to any payment of the Minimum Principal Payment Amount and Scheduled Principal Payment Amount of all Series of Notes actually paid on such Payment Date), over (y) the Asset Base on such Payment Date.

Supporting Obligations: This term shall have the meaning set forth in Section 9-102(a)(77) of the UCC.

TEU: A twenty (20) foot equivalent unit, an industry standard measure based on the physical dimensions of a container.

Transfer Date: The date on which a Container is sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement.

Transferred Container: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Transition Agent: The Person performing the duties of the Transition Agent under a manager transition agreement, initially U.S. Bank Portfolio Services.

Transition Agent Fee: This term shall have the meaning set forth in the Manager Transition Agreement.

Transition Costs: Any documented fees, expenses and allocated costs reasonably incurred by a successor manager, the Transition Agent, the Indenture Trustee or any Series Enhancer in connection with a transfer of the management of the Containers from the existing Manager to a successor Manager, including without limitation, (i) any costs and expenses incurred by the Transition Agent in connection with the identification and qualification of a successor manager for which the Transition Agent is entitled to compensation in accordance with the provisions of Section 405(a) of this Indenture, (ii) any expense reimbursement, inducement payment or incremental management fee that is required to be paid to such replacement manager, and (iii) any costs or expenses associated with the complete transfer of all relevant data from the container management system from the replaced Manager and the completion, correction or manipulation of such data as may be required by the new Manager to correct any errors or insufficiencies in the data or otherwise to enable the new Manager to manage the Containers properly and effectively.

Trust Account: An account established by the Securities Intermediary and held and maintained by, and in the name of, the Indenture Trustee pursuant to Section 303 hereof for the benefit of the Holders of all Outstanding Series of Notes issued pursuant to the Indenture, any Series Enhancer, and any Interest Rate Hedge Provider.

UCC: The Uniform Commercial Code as the same may, from time to time, be in effect in the state of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

Unpaid Principal Balance: On any date of determination (including the Legal Final Maturity Date) the principal balance then Outstanding on any one or more Series of Notes, as the case may be.

Unused Fees: This term shall mean all unused fees due to Holders of any VFNs under the related Supplement which, for the avoidance of doubt, shall exclude Step-Up VFN Fees and Default Fees.

U.S. Bank Portfolio Services: Lyon Financial Services, Inc., doing business as U.S. Bank Portfolio Services.

VFN: A variable funding note.

VFN Fees: All Unused Fees and Other Fees, excluding Step-Up VFN Fees and Default Fees.

Voting Stock: This term shall have the meaning set forth in the Management Agreement.

Warranty Purchase Amount: This term shall have the meaning set forth in the Contribution and Sale Agreement.

Weighted Average Life: This term shall mean (i) the sum of the products on each Payment Date of (A) the principal payments assumed to be made on such a Payment Date and (B) the number of years (or fraction thereof) from the date of the issuance of such Note to such Payment Date (ii) divided by the Initial Principal Balance of such Series of Notes.

Other capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Contribution and Sale Agreement or, if not defined therein, as defined in the Management Agreement.

Section 102. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement.

(b) All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date,” shall mean the Record Date occurring on the last calendar day of such Collection Period and the Determination Date and Payment Date next following the end of such Collection Period.

(e) With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued and the “related Series Enhancer” shall mean the Series Enhancer for such Series of Notes.

(f) All references to the Manager’s financial statements shall mean the consolidated financial statements of the Manager and its consolidated subsidiaries.

(g) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the most recently completed fiscal quarter for which financial statements were required hereunder to have been delivered.

(h) With respect to the calculations of the ratios set forth in this Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

Section 103. Computation of Time Periods. Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 104. Duties of Transition Agent. All of the duties and responsibilities of the Transition Agent set forth in this Indenture, any Supplement or any other Related Document issued pursuant hereto are subject in all respects to the terms and conditions of the Manager Transition Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledge the terms of the Manager Transition Agreement.

ARTICLE II

THE NOTES

Section 201. Authorization of Notes. (a) The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not (A) result in, or with the giving of notice or the passage of time or both would not result in, the occurrence of an Early Amortization Event or an Event of Default or (B) violate the provisions of Section 1006 hereof or any Supplement for any Series then Outstanding. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b) The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by a Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series. The Issuer intends that each such Note shall constitute a “security” within the meaning of Article 8 of the UCC.

(c) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement and applicable Note Purchase Agreement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer’s request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

Section 202. Form of Notes; Global Notes. (a) Notes of any Series or Class may be issued, authenticated and delivered, at the option of the Issuer, as Public Global Notes, Rule 144A Global Notes, or as Definitive Notes but only if and to the extent as shall be set forth in the Supplement applicable to such Series and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations and integral multiples of $250,000; provided that one Note of each Class may be issued in a nonstandard denomination.

(b) If the Issuer shall choose to issue Public Global Notes or Rule 144A Global Notes, such notes shall be issued in the form of one or more Public Global Notes or one or more Rule 144A Global Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued hereunder and under the related Supplement, (ii) shall be delivered as one or more Notes held by the Book-Entry Custodian, or, if appointed to hold such Notes as provided below, the Depository, and shall be registered in the name of the Depository or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Global Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c) Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Global Note is exchanged in whole for Definitive Notes, a Global Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depository to a nominee of such Depository, or (ii) by a nominee of such Depository to such Depository or another nominee of such Depository or (iii) by such Depository or any such nominee to a successor Depository selected or approved by the Issuer or to a nominee of such successor Depository or in the manner specified in Section 202(d). The Depository shall order the Note Registrar to authenticate and deliver any Book-Entry Notes and any Global Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. Note Owners shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository. Without limiting the foregoing, any Global Note owners shall hold their respective Ownership Interests, if any, in Public Global Notes only through Depository Participants.

(d) If (i) the Issuer elects to issue Definitive Notes, (ii) the Depository for the Notes represented by one or more Global Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depository of the Notes or if at any time the Depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depository is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the direction of the Control Party for a Series of the Notes, elects to terminate the book-entry system for such Series through the Depository or (iv) after an Event of Default or a Manager Default, the Control Party for such Series notifies the Depository, or Book-Entry Custodian, as the case may be, in writing that the continuation of a book-entry system through the Depository, or the Book-Entry Custodian, as the case may be, is no longer in the best interest of the Noteholders of such Series, upon the request of the Noteholders, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of one or more Global Notes so exchanged then outstanding in exchange for such one or more Global Notes or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes of such Series. Upon the exchange of the Global Notes for such Definitive Notes without coupons, in authorized denominations, such Global Notes shall be canceled by the Indenture Trustee. All Definitive Notes shall be issued without coupons. Such Definitive Notes issued in exchange of the Global Notes pursuant to this Section 202(d) will not be issued in bearer form and shall be registered in such names and in such authorized denominations as the Depository in the case of an exchange or the Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Depository or the Note Registrar, as the case may be and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

(e) As long as the Notes outstanding are represented by one or more Global Notes:

(i) the Note Registrar and the Indenture Trustee may deal with the Depository for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

(ii) the rights of Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued, the Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depository Participants; and

(iii) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the voting rights of a particular series, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee.

(f) Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Notes have been issued in definitive form to Note Owners, the Indenture Trustee shall give all such notices and communications to the Depository.

(g) The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by written instrument delivered to the Issuer and the Depository, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(h) The provisions of Section 205(g) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Global Notes.

Section 203. Execution; Recourse Obligation. The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer. The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Seller or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any member of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 204. Certificate of Authentication. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that such Note has been duly authenticated and delivered hereunder.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205. Registration; Registration of Transfer and Exchange of Notes.

(a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to each of the

Administrative Agent, each Series Enhancer, the Manager and the Transition Agent upon their request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee, the related Series Enhancer and the Issuer shall not be affected by any notice or knowledge to the contrary. The related Series Enhancer and, if a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee, each Series Enhancer and each Deal Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar.”

(b) Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360 day year consisting of twelve months of 30 days each based on the actual number of days which have elapsed in the relevant calculation period. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee.

(c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same class, series and term, of any authorized denominations and of a like aggregate original principal amount.

(d) All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the related Supplement, as the Notes surrendered upon such registration of transfer or exchange.

(e) Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f) Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(g) No transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depository or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) one of the following: (i) with respect to a transfer to be made in reliance on Rule 144A, both of the following: (A) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto, or such other certification reasonably acceptable to the Indenture Trustee and (B) a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 hereto or such other certification reasonably acceptable to the Indenture Trustee, (ii) with respect to a transfer to be made in reliance on Regulation S, a certificate from such Noteholder’s prospective transferee substantially in the form attached to the related Supplement, or (iii) with respect to a transfer to be made to an institutional “accredited investor” (as defined in Regulation D under the Securities Act), a certificate from the prospective transferee substantially in the form of Exhibit B-3 hereto. If such a transfer of any interest in a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit B-2 and Exhibit B-3 hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in Exhibit B-2 and Exhibit B-3 hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depository, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depository, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(h) If Definitive Notes are to be issued or exchanged, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note and each prospective transferee acquiring a Note provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written certificate substantially in the form of Exhibit B hereto as to compliance with the representations set forth in Section 208 hereof.

Section 206. Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

(b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c) The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207. Delivery, Retention and Cancellation of Notes. Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee or, if any Series Enhancer has made any unreimbursed payment on such Notes, to such Series Enhancer, such return to be completed within thirty (30) days after the final Payment Date, any Note on which all amounts of interest, principal and other amounts have been received by such Noteholders. Unless any unreimbursed payment on such Note has been made by a Series Enhancer, any such Note as to which all such amounts have been so received shall be deemed canceled and shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered to the Indenture Trustee upon final payment and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

Section 208. ERISA Representations. If a transfer of any Definitive Note is to be made, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 or B-3 hereto or such other certification reasonably acceptable to the Indenture Trustee with respect to compliance with ERISA. If such a transfer of any interest in a Book-Entry Note the transferee will be deemed to have made each of the representations and warranties set forth in Exhibit B-2 and Exhibit B-3 hereto in respect of such interest as if it was evidenced by a Definitive Note.

ARTICLE III

PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301. Principal and Interest. Distributions of principal, Premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class and the related Series Enhancer as set forth in Section 302 of this Indenture and the related Supplement. The maximum Overdue Rate for any Note of any Series shall be equal to (A) the sum of (i) two percent (2%) per annum, plus (ii) the interest rate per annum payable on such Note prior to the event giving rise to such Default Fees or, (B) if interest payments on the affected Series of Notes is calculated based on a variable rate of interest, the Base Rate plus two percent (2%) per annum. If interest or principal amounts or other amounts are paid by a Series Enhancer, then the Overdue Rate shall be owed to such Series Enhancer and shall not be paid to applicable Noteholders of such Series or the related Interest Rate Hedge Provider unless the related Series Enhancer has failed to make payment of such amounts in accordance with the terms of any applicable Enhancement Agreement.

Section 302. Trust Account. (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain with the Corporate Trust Office the Trust Account, established in the name of the Indenture Trustee for the benefit of the holders of all Series of Notes then Outstanding issued pursuant to this Indenture, any Series Enhancer and any Interest Rate Hedge Provider, into which the following amounts shall be deposited: an amount equal to the sum (without duplication) of (i) all of the Collections less an amount up to the Management Fee and Management Fee Arrearage deducted in accordance with the Indenture and the other Related Documents received during the related Collection Period, (ii) all amounts received by the Issuer during the related Collection Period pursuant to any Interest Rate Hedge Agreement, (iii) any Warranty Purchase Amounts received by the Issuer during the related Collection Period, (iv) all amounts transferred from the Restricted Cash Account or Manager Transition Account to the Trust Account for use on such Payment Date, (v) the amount of all Manager Advances for use on such Payment Date, (vi) any earnings on Eligible Investments in the Trust Account, Manager Transition Account, each Series Account and Restricted Cash Account to the extent that such earnings were credited to such account during the related Collection Period and (vii) other payments required by this Indenture and the other Related Documents to be deposited therein (all of the foregoing referred to as the “Available Distribution Amount”). Neither the Issuer nor the Indenture Trustee shall establish any additional Trust Accounts without prior written notice to the Indenture Trustee and the Issuer and the prior written consent of the Requisite Global Majority and each Series Enhancer.

(b) The Issuer shall cause the Manager to deposit funds into the Trust Account at the times and in the amounts required pursuant to the terms of the Management Agreement. So long as no Early Amortization Event or Manager Default shall have occurred and then be continuing, the Manager shall be permitted to request the Indenture Trustee to withdraw (to the extent not previously withheld) from amounts on deposit in the Trust Account, or otherwise net out, from amounts otherwise required to be deposited to the Trust Account pursuant to Section

302(a) the amount of any Management Fee or Management Fee Arrearage that would otherwise be due and payable on the immediately succeeding Payment Date.

(c) On each Determination Date, the Issuer shall cause the Manager, pursuant to the Management Agreement, to prepare and deliver to the Indenture Trustee, the Transition Agent, each Interest Rate Hedge Provider, each Series Enhancer and each Holder of a VFN, the Manager Report, which will set forth calculations and allocations (including the applicable One-Month LIBOR used for the calculation of related interest payments set forth therein) with respect to the related Payment Date. On each Payment Date, the Indenture Trustee, based on the Manager Report (provided that, in the absence of any Manager Report, the Indenture Trustee shall distribute all funds available for distribution in accordance with written instructions signed by the Transition Agent (subject to the consent of the Requisite Global Majority) and shall hold the balance until delivery of such Manager Report), shall distribute funds in an amount equal to the Available Distribution Amount then on deposit in the Trust Account to the following Persons in the following order of priority:

(I) On each Payment Date, if neither an Early Amortization Event nor an Event of Default shall have occurred and then be continuing, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons, by wire transfer of immediately available funds, in the following order of priority:

(1)

To the Indenture Trustee, the Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts then due and payable for all Series of Notes then Outstanding; provided, however, that the aggregate amount of Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts payable pursuant to this clause (1) in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) per annum in the aggregate;

(2)	To the Manager, the Management Fee and any Management Fee Arrearage to the extent not withheld by the Manager pursuant to Section 302;
(3)	To the Manager, the amount of any unreimbursed Manager Advances;
(4)

To the Transition Agent, an amount equal to the Transition Agent Fee and any Transition Costs (such Transition Costs not to exceed $1,000,000 in the aggregate) then due and payable to the Transition Agent;

(5)	To each Series Enhancer, on a pro rata basis, an amount equal to the Premiums then due and payable pursuant to the terms of each applicable Enhancement Agreement;

(6)	To the Issuer, an amount equal to any Issuer Expenses; provided, however, that the aggregate amount payable pursuant to this clause shall not exceed $250,000 per annum;
(7)

To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any scheduled payments (but not termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge Agreement then in effect, together with any such amounts past due and any interest thereon;

(8)	To the Series Account for each Series of Notes then Outstanding, an amount equal to interest (exclusive of Default Fees and Step-Up VFN Fees) and VFN Fees then due and payable;
(9)	To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Restricted Cash Target Balance for such Payment Date;
(10)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to reimbursement of interest payments (and interest thereon) made by such Series Enhancer under the related Enhancement Agreement;

(11)	To the Series Account for each Series of Notes then Outstanding, all Minimum Principal Payment Amounts for each such Series of Notes;
(12)	To the Series Account for each Series of Notes then Outstanding, all Scheduled Principal Payment Amounts for each such Series of Notes;
(13)

To the applicable Series Account, an amount equal to the Supplemental Principal Payment Amount for such Series. If sufficient funds do not exist to pay in full all such Supplemental Principal Payment Amount to all Series of Notes then Outstanding, such available amounts shall be allocated among all such Series of Notes, pro rata, based on the then Unpaid Principal Balances thereof;

(14)	To the Manager Transition Account, an amount sufficient so that the total amount on deposit therein is equal to the Manager Transition Amount;
(15)	To the Series Account for any Series of VFNs, an amount equal to the Step-Up VFN Fees, including accrued and unpaid Step-Up VFN Fees, pro rata;
(16)

To the Series Account for each Series of Notes then Outstanding, indemnification, expenses and any other amounts (including, as to any Series Enhancer, Reimbursement Amounts) due and owing (i) to each Series Enhancer (excluding any Prepayment penalties) and (ii) to Holders of any Series of Notes then Outstanding (including Default Fees), pro rata;

(17)

To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments) pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

(18)

To (i) the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts owing (determined after giving effect to any payments made pursuant to clause (1) above) and (ii) to the Transition Agent, the amount of any unpaid Transition Agent Fees, Transition Costs and indemnity amounts owing (determined after giving effect to any payments made pursuant to clause (4) above); provided, however, that if there are insufficient funds on any Payment Date to pay in full all of the amounts identified in clauses (i) and (ii), all remaining Available Distribution Amounts shall be distributed to the parties identified in clauses (i) and (ii), pro rata, based upon the amounts then owing pursuant to each such clause;

(19)	To the Manager, the amount of any unpaid indemnity payments owing pursuant to the Management Agreement;
(20)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to any Prepayment penalties due and owing to any Series Enhancer under the related Enhancement Agreement; and

(21)	To the Issuer, any remaining Available Distribution Amount.

(II) On each Payment Date, if an Early Amortization Event but no Event of Default shall have occurred and then be continuing with respect to any Series then Outstanding, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons, by wire transfer of immediately available funds, in the following order of priority:

(1)

To the Indenture Trustee, the Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts then due and payable for all Series of Notes then Outstanding; provided, however, that the aggregate amount of Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts payable pursuant to this clause (1) in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) per annum in the aggregate;

(2)	To the Manager, the Management Fee and Management Fee Arrearage to the extent not withheld by the Manager pursuant to Section 302;

(3)	To the Manager, the amount of any unreimbursed Manager Advances;
(4)

To the Transition Agent, an amount equal to the Transition Agent Fee and any Transition Costs (such Transition Costs not to exceed $1,000,000 in the aggregate) then due and payable to the Transition Agent;

(5)	To each Series Enhancer, on a pro rata basis, an amount equal to the Premiums then due and payable pursuant to the terms of each applicable Enhancement Agreement;
(6)	To the Issuer, an amount equal to any Issuer Expenses; provided, however, that the aggregate amount payable pursuant to this clause shall not exceed $250,000 per annum;
(7)

To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any scheduled payments (but not termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge Agreement then in effect, together with any such amounts past due and any interest thereon;

(8)

To each Series Enhancer, on a pro rata basis, an amount equal to reimbursable expenses paid to third parties (not to exceed an aggregate amount of $250,000 per annum), provided that, with respect to any such Series Enhancer, no Series Enhancer Event shall have occurred and be continuing;

(9)	To each Series Account for each Series of Notes then Outstanding, an amount equal to interest (exclusive of Default Fees and Step-Up VFN Fees) and VFN Fees then due and payable;
(10)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to reimbursement of interest payments (and interest thereon) made by such Series Enhancer under the related Enhancement Agreement;

(11)	To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Restricted Cash Target Balance for such Payment Date;
(12)	To the Manager Transition Account, an amount sufficient so that the total amount on deposit therein is equal to the Manager Transition Amount;
(13)	To each Series Account for each Series of Notes then Outstanding, all Minimum Principal Payment Amounts for each such Series of Notes;

(14)	To each Series Account for each Series of Notes then Outstanding, all Scheduled Principal Payment Amounts for each such Series of Notes;
(15)

To each Series Account for each Series of Notes then Outstanding, all remaining unpaid principal amounts then Outstanding for all Series of Notes, pro rata, based on the Unpaid Principal Balance for each such Series of Notes;

(16)

To the Series Account for each Series Enhancer, on a pro rata basis, an amount equal to reimbursement of principal payments (and interest thereon) made by such Series Enhancer under the related Enhancement Agreement;

(17)

To the Series Account for each Series of Notes then Outstanding, first, indemnification, expenses and any other Reimbursement Amounts (excluding Prepayment penalties) due and owing to each Series Enhancer and second, indemnification, expenses and any other amounts due and owing to the Holders of any Series of Notes; provided that, if a Series Enhancer Event shall have occurred and be continuing, then, with respect to any such Series Enhancer, pro rata, with the Holders of any Series of Notes then Outstanding;

(18)

To the Series Account for each Series of Notes then Outstanding, the Step-Up VFN Fees and any Default Fees then due and payable, including accrued and unpaid Step-Up VFN Fees and Default Fees, pro rata;

(19)

To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments) pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

(20)

To (i) the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts owing (determined after giving effect to any payments made pursuant to clause (1) above) and (ii) the Transition Agent, the amount of any unpaid Transition Agent Fees, Transition Costs and indemnity amounts due and owing (determined after giving effect to any payments made pursuant to clause (4) above); provided, however, that if there are insufficient funds on any Payment Date to pay in full all of the amounts identified in clauses (i) and (ii), all remaining Available Distribution Amounts shall be distributed to the parties identified in clauses (i) and (ii), pro rata, based upon the amounts then owing pursuant to each such clause;

(21)	To the Manager, the amount of any unpaid indemnity payments owing pursuant to the Management Agreement;

(22)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to any Prepayment penalties due and owing to any Series Enhancer under the related Enhancement Agreement; and

(23)	To the Issuer, any remaining Available Distribution Amount.

(III) On each Payment Date, if an Event of Default shall have occurred and then be continuing with respect to any Series then Outstanding, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons, by wire transfer of immediately available funds, in the following order of priority:

(1)

To the Indenture Trustee, the Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts then due and payable for all Series of Notes then Outstanding; provided, however, that the aggregate amount of Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts payable pursuant to this clause (1) in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) per annum in the aggregate;

(2)	To the Manager, the Management Fee and Management Fee Arrearage to the extent not withheld by the Manager pursuant to Section 302;
(3)	To the Manager, the amount of any unreimbursed Manager Advances;
(4)

To the Transition Agent, an amount equal to the Transition Agent Fee and any Transition Costs (such Transition Costs not to exceed $1,000,000 in the aggregate) then due and payable to the Transition Agent;

(5)	To each Series Enhancer, on pro rata basis, an amount equal to the Premiums then due and payable pursuant to the terms of each applicable Enhancement Agreement;
(6)

To the Issuer, any Issuer Expenses in an amount not to exceed $150,000 per annum; provided that, subject to the approval of the Requisite Global Majority, a sum not to exceed an aggregate amount of $250,000 per annum (including amounts paid to the Issuer in such year pursuant to this clause prior to approval from the Requisite Global Majority) may be paid to the Issuer;

(7)	To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any scheduled payments (but not termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge

Agreement then in effect, together with any such amounts past due and any interest thereon;

(8)

To each Series Enhancer, on a pro rata basis, an amount equal to reimbursable expenses paid to third parties (not to exceed an aggregate amount of $250,000 per annum); provided that, with respect to any such Series Enhancer, no Series Enhancer Event shall have occurred and be continuing;

(9)	To the Series Account for each Series of Notes then Outstanding, an amount equal to interest (exclusive of Default Fees and Step-Up VFN Fees) and VFN Fees then due and payable;
(10)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to reimbursement of interest payments (and interest thereon) made by such Series Enhancer under the related Enhancement Agreement;

(11)

To the Series Account for each Series of Notes then Outstanding, all Minimum Principal Payment Amounts for such Series of Notes, pro rata, based on the Unpaid Principal Balance of each such Series of Notes at the time of such Event of Default;

(12)

To the Series Account for each Series of Notes then Outstanding, all Scheduled Principal Payment Amounts for such Series of Notes, pro rata, based on the Unpaid Principal Balance of each such Series of Notes at the time of such Event of Default;

(13)

To the Series Account for each Series of Notes then Outstanding, all remaining unpaid principal amounts then Outstanding, pro rata, based on the Unpaid Principal Balance of each such Series of Notes at the time of such Event of Default;

(14)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, an amount equal to reimbursement of principal payments (and interest thereon) made by such Series Enhancer under the related Enhancement Agreement;

(15)

To the Series Account for each Series of Notes then Outstanding, indemnification, expenses and all other amounts (including, as to any Series Enhancer, any Reimbursement Amounts) due and owing to each Series Enhancer (excluding any Prepayment penalties) and each Noteholder of any Series of VFNs then Outstanding, pro rata and pari passu;

(16)	To the Series Account for each Series of Notes then Outstanding, the Step-Up VFN Fees, any Default Fees and any other amounts then due and payable to the related Noteholders, including accrued and unpaid Step Up VFN Interest and Default Fees, pro rata;
(17)

To each Interest Rate Hedge Provider, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments) pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

(18)

To (i) the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, Transition Costs and Indenture Trustee Indemnified Amounts owing (determined after giving effect to any payments made pursuant to clause (1) above) and (ii) the Transition Agent, the amount of any unpaid Transition Agent Fees, Transition Costs and indemnity amounts owing (determined after giving effect to any payments made pursuant to clause (4) above); provided, however, that if there are insufficient funds on any Payment Date to pay in full all of the amounts identified in clauses (i) and (ii), all remaining Available Distribution Amounts shall be distributed to the parties identified in clauses (i) and (ii), pro rata, based upon the amounts then owing pursuant to each such clause;

(19)	To the Manager, the amount of any unpaid indemnity payments owing pursuant to the Management Agreement;
(20)

To the Series Account for each Series of Notes then Outstanding, for each Series Enhancer, on a pro rata basis, any Prepayment penalties due and owing to any Series Enhancer under the related Enhancement Agreement; and

(21)	To the Issuer, any remaining Available Distribution Amount.

(d) If on any Payment Date on which no Event of Default is then continuing there are not sufficient funds to pay, in full, the Minimum Principal Payment Amounts and/or Scheduled Principal Payment Amounts owing to all Series of Notes then Outstanding, as the case may be, then principal payments having the same payment priority will be paid, in full, to the series first issued (based on their respective dates of issuance or Conversion Dates, as applicable) in chronological order based on their respective dates of issuance or Conversion Date, as applicable. If two or more series of notes were issued or their Conversion Date occurred, as applicable, on the same date, then principal payments having the same payment priority will be allocated among each such notes, on a pro rata basis, based on the principal payments then due.

(e) If any Series has more than one class of Outstanding Notes, then the Available Distribution Amount shall be calculated without regard to the payment priorities of the classes of notes within such series. Once the Available Distribution Amount has been allocated to each series, then the portion of the Available Distribution Amount allocable to such series shall be paid to each class of Holders of Outstanding Notes of such Series in accordance with the priority of payments set forth in the related supplement.

Section 303. Investment of Monies Held in the Trust Account, the Restricted Cash Account, the Manager Transition Account and Series Accounts; Control over Eligible Investments. (a) The Indenture Trustee shall invest any cash deposited in the Trust Account, the Restricted Cash Account, the Manager Transition Account and each Series Account in such Eligible Investments as the Manager shall direct in writing or by telephone and subsequently confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Manager by 2:30 p.m. (New York City time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Requisite Global Majority may instruct the Indenture Trustee to invest such funds in overnight investments of the type described in clause (iv) of the definition of Eligible Investments. Any funds in the Trust Account, the Restricted Cash Account, the Manager Transition Account and each Series Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be registered in the name of the Securities Intermediary as Securities Intermediary of the Indenture Trustee for the benefit of the Noteholders, each Series Enhancer and, if applicable, each Interest Rate Hedge Provider. Any earnings on Eligible Investments in the Trust Account, the Restricted Cash Account, the Manager Transition Account and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Section 303.

(b) Each of the Issuer, the Indenture Trustee and the Securities Intermediary hereby agree that (i) each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts will be a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) the Securities Intermediary shall treat only the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to such accounts, (iii) all Eligible Investments will be promptly credited to such accounts and shall be treated as a Financial Asset and (iv) all securities or other property underlying any financial assets credited to such accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account, the Restricted Cash Account or any Series Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities Intermediary at which such accounts are maintained or in blank.

(c) On or prior to the Closing Date, each of the Issuer and the Securities Intermediary shall enter into Control Agreements (each a “Control Agreement”, collectively, the “Control Agreements”) in form acceptable to the Requisite Global Majority, for each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and any Series Accounts. At all times on and after the Closing Date, each such account shall be the subject of a Control Agreement substantially similar to that in effect on the Closing Date or such other agreement as shall be acceptable to the Requisite Global Majority.

(d) The Indenture Trustee, acting in accordance with the terms of this Indenture, shall be entitled to provide an “entitlement order” (as defined in Section 8-102(a)(8) of the UCC, an “Entitlement Order”) to the Securities Intermediary at which such accounts are maintained; provided, however, that the Indenture Trustee agrees not to invoke its right to provide an Entitlement Order unless any Event of Default has occurred and is continuing and the Requisite Global Majority has so directed following such occurrence. Such Control Agreements shall provide that upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

(e) Each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts shall be maintained at the Corporate Trust Office, and shall be governed by the laws of the state of New York, regardless of any provision in any other agreement. Each Control Agreement shall provide for purposes of the UCC, that New York shall be deemed to be the Securities Intermediary’s jurisdiction and each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the state of New York. If any of the Trust Account, the Restricted Cash Account, the Manager Transition Account or the Series Accounts are not maintained at the Corporate Trust Office of the Indenture Trustee or if at any time the Indenture Trustee shall fail to satisfy the conditions of Section 906 hereof, then the Issuer shall promptly cause after obtaining knowledge of such condition and, with the Indenture Trustee’s assistance as necessary, each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts to be transferred to either (A) an Eligible Institution which then shall satisfy the conditions of Section 906 hereof and is otherwise acceptable to the Requisite Global Majority and each Series Enhancer, or (B) with the prior written consent of the Requisite Global Majority and each Series Enhancer, the Corporate Trust Office of the successor Indenture Trustee. If any of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts is maintained with a Person other than the Indenture Trustee or, if a Person other than the Indenture Trustee shall be the Securities Intermediary, the Issuer shall obtain the prior written consent of the Requisite Global Majority and each Series Enhancer and shall cause a new Control Agreement to be entered into with such Person.

(f) The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other Person relating to each of the Trust Account, the Restricted Cash Account, the Series Accounts, the Manager Transition Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 303(d) hereof.

(g) Except for the claims and interest of the Indenture Trustee and of the Issuer hereunder in each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts, to the best of its knowledge without independent investigation, the Securities Intermediary knows of no claim to, or interest in, any of the Trust Account, the Restricted Cash Account, the Manager Transition Account, any Series Account or

in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Restricted Cash Account, the Manager Transition Account, each Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, each Series Enhancer, each Interest Rate Hedge Provider and the Issuer thereof.

(h) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in each of the Trust Account, the Restricted Cash Account, the Manager Transition Account, the Series Accounts and in all Proceeds thereof. Each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts shall be in the name of and under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer. The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts and apply such amounts in accordance with the provisions of the Manager Report and, in the absence of any Manager Report, in accordance with written instructions from the Transition Agent and with the consent of the Requisite Global Majority. Effective upon any submission by the Indenture Trustee to each Series Enhancer of a certificate requesting a draw under any related Enhancement Agreement, the Indenture Trustee will be deemed to have assigned to each Series Enhancer all rights under the obligations insured under such Enhancement Agreement in respect of which payment is being requested to each Series Enhancer.

(i) The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account, the Restricted Cash Account, the Manager Transition Account and the Series Accounts unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person.

(j) In the event that a Corporate Trust Officer of the Indenture Trustee obtains actual knowledge that the Indenture Trustee (in its individual capacity) has or subsequently obtains by agreement, operation of law or otherwise a security interest in any of the Trust Account, the Restricted Cash Account, the Manager Transition Account or Series Account or any security entitlement credited thereto, the Indenture Trustee (in its individual capacity) hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture. The Financial Assets and other items deposited to the accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person except as created pursuant to this Indenture.

Section 304. Reports to Noteholders. The Indenture Trustee shall promptly furnish each Series Enhancer, and upon request, each Noteholder, a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the Contribution and Sale Agreement, the Management Agreement or any other Related Document; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content (including mathematical calculations) of any reports, financial statements and notices furnished pursuant to this Indenture and any applicable Supplement.

Section 305. Records. The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, the Restricted Cash Account, the Manager Transition Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, the Seller, the Transition Agent, the Lead Deal Agent, the Manager and each Series Enhancer.

Section 306. Restricted Cash Account. (a) On or prior to the Closing Date, the Indenture Trustee established and shall maintain in its name an Eligible Account with the Corporate Trust Office of the Indenture Trustee (in its capacity as Securities Intermediary of the Indenture Trustee) which shall be designated the Restricted Cash Account for all Series of Notes then Outstanding and which shall be held by the Indenture Trustee pursuant to the terms of this Indenture for the benefit of the Holders of all Notes and any Series Enhancer(s) with respect to such Notes. Any and all moneys remitted by the Issuer, or Manager on its behalf, to the Restricted Cash Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Restricted Cash Account for all Series. On each Payment Date, the Issuer will deposit, or cause to be deposited, into the Restricted Cash Account a sufficient amount of funds such that, after giving effect to such deposit, the amount of funds on deposit therein shall be equal to the Restricted Cash Target Balance, and thereafter amounts shall be deposited in the Restricted Cash Account in accordance with Section 302. Any and all moneys on deposit in the Restricted Cash Account shall be invested in Eligible Investments in accordance with the Indenture and shall be distributed in accordance with this Section 306.

(b) On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report or, absent a Manager Report, pursuant to written instructions from the Transition Agent, with the consent of the Requisite Global Majority, withdraw from the Restricted Cash Account and deposit into the Series Account for each Series an amount equal to the excess, if any, of (A) the Permitted Payment Date Withdrawals over (B) the amounts then on deposit in the Series Account for such Series (determined after giving effect to all other deposits to the Series Account for such Series on or prior to such Determination Date). Such amounts may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawals”. If on any Determination Date the Restricted Cash Amount on deposit in the Restricted Cash Account is not sufficient to pay in full the excess of aggregate Permitted Payment Date Withdrawals over amounts on deposit in such Series Accounts, then the Restricted Cash Amount then available in the Restricted Cash Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Payment Date Withdrawals.

(c) On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report, or absent a Manager Report, pursuant to written instructions from the Transition Agent, with the consent of the Requisite Global Majority, withdraw from the Restricted Cash Account and deposit in the Trust Account for distribution in accordance with Section 302 of this Indenture, the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Restricted Cash Target Balance. Funds remaining in the Restricted Cash Account (if any) will be available to pay reimbursement of any unpaid amount of principal draws on the Policy to the Series Enhancer and, on the Legal Final Maturity Date of the Series of Notes with the latest Legal Final Maturity Date, principal shortfalls in accordance with the terms hereof. On the Legal Final Maturity Date for the Notes with the latest Legal Final Maturity Date, any remaining funds in the Restricted Cash Account shall be deposited in the Trust Account and subject to the limitations set forth in any such Supplement distributed in accordance with Section 302 of this Indenture and the related Supplement.

Section 307. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 308. No Claim. Indemnities payable to the Indenture Trustee, Manager, Global Securitization Services, LLC, the Transition Agent, and any other Person, shall be non-recourse to the Issuer and shall not constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 of this Indenture.

Section 309. Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 310. Tax Treatment of Notes. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for United States federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 311. Subordination. The Securities Intermediary hereby irrevocably subordinates to the security interest of the Indenture Trustee under this Indenture any and all security interests in, liens on and rights of setoff against any and all of the Collateral that the Securities Intermediary may have or acquire on the date hereof or at any time hereafter until all Outstanding Obligations, and all amounts payable by the Issuer under this Indenture and all other Related Documents have been paid in full and all covenants and agreements of the Issuer in this Indenture and all other Related Documents have been fully performed.

Section 312. Manager Transition Account. (a) The Indenture Trustee shall establish on or before the Closing Date and maintain in its name, so long as such account is required under the Indenture, an Eligible Account which shall be designated as the Manager

Transition Account. The Manager Transition Account shall only be relocated in accordance with the provisions of Section 303(e) hereof. On each Payment Date, amounts up to the Manager Transition Amount will be deposited in the Manager Transition Account in accordance with Section 302 hereto. Funds on deposit in the Manager Transition Account will be used to pay any Transition Costs and any Operating Expenses (specifically identified or allocable to the Containers) incurred by the successor Manager not covered by the Management Fee payable to such successor Manager. Amounts on deposit in the Manager Transition Account will not otherwise be available to pay Outstanding Obligations prior to the Legal Final Maturity Date for the Series with the latest occurring Legal Final Maturity Date. Funds remaining in the Manager Transition Account (if any) will be available to pay reimbursement of any unpaid amount of principal draws on the Policy to the Series Enhancer and, on the Legal Final Maturity Date of the Series of Notes with the latest Legal Final Maturity Date, principal shortfalls in accordance with Section 312(d) of this Indenture.

(b) On each Determination Date after the resignation or removal of Carlisle in accordance with the terms of the Related Documents, the Indenture Trustee shall, in accordance with the directions of the Requisite Global Majority, withdraw from the Manager Transition Account and disburse to such Persons any documented Transition Costs incurred by such Persons. In addition, the Indenture Trustee shall withdraw and disburse to the Transition Agent fees related to billing and collection performed by the Transition Agent (as set forth in the Manager Transition Agreement). If the amount of funds on deposit in the Manager Transition Account is not sufficient to pay in full all Transition Costs due on any Determination Date, then the funds then on deposit shall be used to pay all such Transition Costs on a pro rata basis as directed by the Transition Agent.

(c) On each Determination Date, the Indenture Trustee shall, in accordance with the Manager Report (or, if the Manager fails to deliver the Manager Report, pursuant to written instructions received from the Transition Agent subject to the consent of the Requisite Global Majority), withdraw from the Manager Transition Account and deposit in the Trust Account, an amount equal to any funds then on deposit in the Manager Transition Account that are in excess of the then applicable Manager Transition Amount.

(d) On the Legal Final Maturity Date for the Series with the latest Legal Final Maturity Date, any remaining funds in the Manager Transition Account shall be deposited in the Trust Account and, subject to any limitations set forth in the related Supplement, distributed in accordance with Section 302 of this Indenture and the related Supplement.

ARTICLE IV

COLLATERAL

Section 401. Collateral. (a) The Notes and the obligations of the Issuer hereunder shall be obligations of the Issuer as provided in Section 203 hereof. The Indenture Trustee, on behalf of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer shall also have the benefit of, and the Notes shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral. The income, payments and proceeds of such Collateral shall be allocated to each such secured party strictly in accordance with the payment priorities set forth in Section 302 hereof and any related Supplement.

(b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

(c) The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and the Intercreditor Agreement, and by executing this Indenture or accepting its Note, as the case may be, each of the Issuer and the Noteholders, respectively, authorize the Indenture Trustee to execute the Intercreditor Agreement. So long as the Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases in accordance with the provisions of the Management Agreement and the Intercreditor Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases or in payment for or in respect of any of the Containers or on account of any of the Leases to which the Issuer is a party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account, and until so deposited shall be deemed to be held in trust by the Issuer as the Indenture Trustee’s property and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) an Event of Default has occurred, (ii) a Lease Custodial Transfer shall have occurred or (iii) a Manager Default has occurred, the Issuer shall, as reasonably requested by the Indenture Trustee, acting with the consent of or at the direction of the Requisite Global Majority, to the extent practicable, deliver, or cause to be delivered, to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale, lease and delivery of such Containers and the Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

Section 402. Pro Rata Interest. (a) Except as expressly provided for herein and in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

(b) With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that, if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

Section 403. Indenture Trustee’s Appointment as Attorney-in-Fact. (a) The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture (including without limitation, so long as an Event of Default or Manager Default has occurred and is continuing, at any time, in the name of the Issuer or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or with respect to any other collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee or any Series Enhancer for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Containers and the other Collateral whenever payable), to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action or to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant of a security interest in the Collateral hereunder.

(b) The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes and the related obligations are paid and performed in full.

(c) The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d) The Issuer also authorizes the Indenture Trustee, at any time and from time to time following the occurrence of (i) a Manager Default, at the written direction of the Requisite Global Majority, to terminate Carlisle as Manager under the Management Agreement, whereupon the Indenture Trustee may communicate in its own name, or direct any other Person (including a successor Manager) to communicate on its behalf, with any party to any Contract, to notify such Person of the assignment by the Issuer of all of its right, title and interest in, to and under the Contracts and to direct such Person that all future payments on the Leases shall be made directly to the Indenture Trustee and (ii) an Event of Default, to execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of, or acting at the direction of, the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement; provided that the Indenture Trustee shall have no obligation to so perform or comply if it has reasonable grounds to believe that payment of its expenses and interest thereon (as set forth in the following sentence) is not reasonably assured. The reasonable expenses, including attorneys’ fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand in accordance with Section 302 hereto and shall constitute additional Outstanding Obligations secured hereby.

(f) So long as an Event of Default or Manager Default has occurred and is continuing, at any time, to enter and use the premises of the Issuer and make use of the Issuer’s computer database, software system and all other books and records relating to the Containers and the other Collateral.

(g) The Issuer hereby grants, and agrees to grant from time to time, to the Indenture Trustee a non-exclusive royalty-free license of all its intellectual property rights arising in connection with the software system used by the Issuer in connection with the Containers, such license to be irrevocable until the later of (a) the last date on which any Note was Outstanding or (b) the date on which all amounts owed to any Series Enhancer pursuant to the terms of the Indenture and any related Enhancement Agreement shall have been paid in full, subject, in the case of intellectual property rights held under license by the Issuer, to the prior consent of the relevant licensor, if required, which consent the Issuer undertakes to use its reasonable efforts forthwith to obtain at its own expense on terms reasonably acceptable to the Indenture Trustee and any Series Enhancer.

(h) Regardless of whether an Event of Default or Manager Default has occurred, upon the failure of the Manager to comply with the provisions of Section 7.08(b) or (c) of the Management Agreement (and so long as an Event of Default or Manager Default has occurred, whether or not the Manager has complied with the provisions of Section 7.08(b) or (c), the Issuer gives the Indenture Trustee the right to execute and deliver those agreements, instruments, documents and papers (including, without limitation, deeds of trust) as the Manager may otherwise be required to file in accordance with the provisions of Section 7.08(b) or (c) thereof; provided that the Indenture Trustee shall give the Manager at least five (5) Business Days written notice prior to taking any action.

Section 404. Release of Security Interest. The Indenture Trustee, at the written direction of the Manager, shall release from the Lien of this Indenture, any Container and the Related Assets sold or transferred pursuant to Section 606(a) hereof. In effectuating such release, the Indenture Trustee shall be provided with and be entitled to rely on: (A) so long as no Early Amortization Event is then continuing or would result after giving effect to such sale, a written direction of the Manager (with a copy to each Series Enhancer) identifying each Container or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) if an Early Amortization Event is then continuing or would result from such sale, all of the following: (i) the items set forth in (A) and (ii) a certificate from the Manager (with a copy to the Requisite Global Majority, each Series Enhancer and the Lead Deal Agent) stating that such release is in compliance with Sections 404 and 606(a) hereof and (iii) not less than five (5) days prior written notice to the Requisite Global Majority of such release.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Seller, the Manager, each Deal Agent, each Series Enhancer, the Collateral Agent, the Transition Agent and each Interest Rate Hedge Provider, a non-recourse certificate of release substantially in the form of Exhibit A hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Container and the other related items of Collateral.

Section 405. Administration of Collateral. (a) The Indenture Trustee shall as promptly as practicable notify the Noteholders, each Series Enhancer, each Deal Agent, the Collateral Agent, the Transition Agent and each Interest Rate Hedge Provider of any Manager Default of which a Responsible Officer has actual knowledge. If a Manager Default shall have occurred and then be continuing, the Indenture Trustee, in accordance with the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to the Transition Agent, the Collateral Agent, each Deal Agent, each Rating Agency, Interest Rate Hedge Provider and each Series Enhancer) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement. If the Transition Agent is unable to locate and qualify a successor Manager acceptable to the Requisite Global

Majority within the period set forth in Section 801(xi) after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may (and shall upon direction of the Requisite Global Majority) appoint, or petition a court of competent jurisdiction to appoint as a successor Manager, a Person acceptable to the Requisite Global Majority, having a net worth of not less than $5,000,000 and whose regular business includes equipment leasing or servicing. In connection with the appointment of a replacement Manager, the Indenture Trustee or Transition Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such replacement Manager out of Collections as the Indenture Trustee, the Transition Agent and such successor Manager shall agree; provided, however, that no such revised compensation shall be in excess of the Management Fees permitted the Manager under the Management Agreement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Management Agreement unless (i) the Requisite Global Majority shall approve such higher amounts or (ii) the outgoing Manager shall agree to pay, out of its own funds, the successor Manager any such excess compensation and reimbursement to the successor Manager; provided, further, that in no event shall any of the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or the Transition Agent be liable to any successor Manager for the Management Fees or any additional amounts (including expenses and indemnifications) payable to such successor Manager, either pursuant to the Management Agreement or otherwise. The Indenture Trustee and such successor Manager shall take such action, consistent with the Management Agreement, as shall be necessary to effectuate any such succession including the exercise of the power of attorney granted by the Manager pursuant to Section 11.03 of the Management Agreement.

(b) Upon a Responsible Officer’s obtaining actual knowledge or the receipt of notice by the Indenture Trustee that any repurchase obligations of the Seller under Section 2.02 of the Contribution and Sale Agreement have arisen, the Indenture Trustee shall notify the Series Enhancers, each Deal Agent and the Requisite Global Majority of such event and shall enforce such repurchase obligations at the direction of the Requisite Global Majority.

Section 406. Quiet Enjoyment. The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any Lessee to the quiet enjoyment of the related Container so long as such Lessee is not in default under the Lease therefor and the Manager under the Management Agreement continues to receive all amounts payable under the related Contract.

Section 407. Intercreditor Agreement. The Manager and all parties (including the Indenture Trustee and other secured parties) which have an interest in the Contract Payments (the “CLI Creditors”) have entered into an intercreditor agreement (the “Intercreditor Agreement”) that (i) grants a security interest in and creates a lien on the Manager Collection Account in favor of the CLI Creditors and such other creditors which from time to time shall become party thereto (the “Other Creditors”, and together with the CLI Creditors, the “Intercreditor Secured Parties”) and appoints U.S. Bank National Association, as collateral agent (the “Collateral Agent”) to act for the benefit of the Intercreditor Secured Parties, (ii) delineates and adopts a specific identification and allocation methodology for Gross Revenues and Operating Expenses to each container in the container fleet owned and/or managed by the Manager (the “Manager Fleet”), (iii) establishes the relative priorities of the CLI Creditors to the Manager with respect to the Manager Fleet, (iv) contains disclaimer provisions made by each

Secured Party whereby each such Secured Party disclaims interest in any part of the Manager Fleet, the Manager Collection Account and the associated proceeds other than that portion which shall have been pledged under its own related facility, (v) appoints the Collateral Agent to act on behalf of the parties named therein as the custodian and bailee for such parties for purposes of marking the Leases, and after the occurrence of an Early Amortization Event, an Event of Default or certain events set forth in the Management Agreement, to take possession of the Leases and (vi) provides for the execution of an account control agreement which shall establish “control”, as defined under the UCC as in effect in the applicable jurisdiction, of the Manager Collection Account by the Collateral Agent. By no later than forty-five (45) days after the Closing Date (or by such later date as shall be acceptable to the Requisite Global Majority in its sole discretion), the Issuer shall, and shall cause the Manager to, enter into an amendment to the Intercreditor Agreement as to certain matters, as required by the Requisite Global Majority, which amendment shall be in form and substance satisfactory to the Requisite Global Majority.

ARTICLE V

RIGHTS OF NOTEHOLDERS; ALLOCATION

AND APPLICATION OF COLLECTIONS;

REQUISITE GLOBAL MAJORITY

Section 501. Rights of Noteholders. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections (less permitted withdrawals) allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account, and, for the Series with the latest occurring Legal Final Maturity Date, on such Legal Final Maturity Date, the Restricted Cash Account and the Manager Transition Account and (iii) funds on deposit in any Series Account for such Series or Class, or payable with respect to any Series Enhancement for such Series or Class. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series or Class.

Section 502. Collections and Allocations. With respect to each Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 503. Determination of Requisite Global Majority. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control Party or Control Parties representing more than fifty percent (50%) of the aggregate principal balance (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment thereof) of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire aggregate principal balance (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment thereof) of the related Series in favor of, or in opposition to, such proposed action, as the case may be) and (b) unless Control Parties representing more than sixty-six and two-thirds percent (66 2/3%) of the aggregate principal balance (or, with respect to any Series of VFNs, prior to a Conversion Event, the Existing Commitment thereof) of all Series then Outstanding shall have approved or directed such proposed action, Ambac, for so long as Ambac shall be designated the Control Party for any Series then Outstanding, shall have also approved or directed such proposed action. Solely to the extent that the Noteholders comprise the Requisite Global Majority, the Indenture Trustee shall be responsible for determining the applicable Requisite Global Majority in accordance with the terms of this Section 503 based on information provided by the Note Registrar.

ARTICLE VI

COVENANTS

For so long as any Obligation of the Issuer under this Indenture or any Related Document has not been paid and/or performed, the Issuer shall observe each of the following covenants:

Section 601. Payment of Principal and Interest; Payment of Taxes. (a) The Issuer will duly and punctually pay the principal of, and interest, on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b) The Issuer will take all actions as are necessary to insure that all material taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are paid before the same become due except for such claims as are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained, provided, however, that in no event shall any such contest result in a material risk of loss of any asset of the Issuer.

Section 602. Maintenance of Office. The principal place of business and chief executive office of the Issuer is located at One Maynard Drive, Park Ridge, New Jersey 07656. The Issuer shall at all times maintain its principal place of business or chief executive office within the United States, and shall not establish a new location (within the United States) for its principal place of business or chief executive office unless (i) the Issuer shall provide each of the Indenture Trustee, each Rating Agency, each Interest Rate Hedge Provider and each Series Enhancer not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Transition Agent, the Lead Deal Agent, each Interest Rate Hedge Provider or each Series Enhancer may reasonably request, and (ii) not less than five (5) days’ prior to the effective date of such relocation, the Issuer shall have taken, at its own cost (including payment of all registration fees), all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the Containers to the Issuer, and shall have delivered to the Indenture Trustee, each Deal Agent, each Interest Rate Hedge Provider and each Series Enhancer copies of all filings required in connection therewith together with an Opinion of Counsel, reasonably satisfactory to the Requisite Global Majority, to the effect that such change of location does not impair either the perfection or priority of the Indenture Trustee’s security interest in the Collateral.

Section 603. Corporate Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company organized under the laws of the state of Delaware, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

Section 604. Protection of Collateral. The Issuer will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements,

instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, each Deal Agent, any Interest Rate Hedge Provider or any Series Enhancer, take such other action necessary or advisable to:

(a) grant more effectively the security interest in all or any part of the Collateral;

(b) maintain or preserve the Lien of this Indenture (and the priority hereof) or carry out more effectively the purposes hereof including executing and filing such documents as may be required under any international convention for the perfection of interests in Containers that may be adopted subsequent to the date of this Indenture;

(c) to the extent permitted by Applicable Law, perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

(d) enforce any of the items of the Collateral;

(e) preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders); or

(f) pay any and all taxes levied or assessed upon all or any part of the Collateral before the same become due except for such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained, provided, however, that in no event shall any such contest result in a material risk of loss of any asset of the Issuer.

In furtherance of clauses (a) and (b) above, the Issuer hereby agrees that if at any time subsequent to the Closing Date there is a change in Applicable Law (or a change in the interpretation of Applicable Law as in effect on the Closing Date) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee’s security interest in the Collateral, then the Issuer shall, within thirty (30) days after receipt of such request, furnish to the Indenture Trustee, each Deal Agent and each Series Enhancer, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the perfection of the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the lien and security interest of this Indenture.

Section 605. Performance of Obligations. (a) Except as otherwise permitted by this Indenture, the Management Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument.

(b) Nothing in this Indenture or any Supplement shall be construed as requiring the consent of the Indenture Trustee, any Series Enhancer or any Noteholder for the exercise by any Interest Rate Hedge Provider of its rights to (i) terminate the related Interest Rate Hedge Agreement in accordance with its terms in the event of any event of default or termination event (however defined) under any Interest Rate Hedge Agreement, (ii) undertake any permitted transfer under any Interest Rate Hedge Agreement, or (iii) reduce the notional amount in accordance with the terms of any Interest Rate Hedge Agreement in the event of a notional reduction event (however defined).

Section 606. Negative Covenants. The Issuer will not, without the prior written consent of the Requisite Global Majority in each instance:

(a) at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

(i) in connection with a sale pursuant to Section 815 hereof;

(ii) in connection with a substitution pursuant to Section 3.04 of the Contribution and Sale Agreement;

(iii) sales of Containers for net Sales Proceeds (after deducting any costs incurred in connection with each such sale) of not less than the sum of the Net Book Value of the Containers to be sold, regardless of whether such sales are considered to have been made in the ordinary course of business;

(iv) so long as an Early Amortization Event or Event of Default is not then continuing or would result from such sale of Containers, sales of Containers, in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Manager) regardless of the net Sales Proceeds realized therefrom;

(v) in connection with a sale pursuant to a Direct Finance Lease;

(vi) sales of obsolete or irreparably damaged Containers;

(vii) for so long as an Early Amortization Event, other than an Early Amortization Event resulting from an Asset Base Deficiency, shall have occurred and be continuing and no Early Amortization Event resulting from an Asset Base Deficiency or Event of Default would result from such sale of Containers, sales of Containers to unaffiliated third parties in bonafide arm’s length transactions within the normal course of business for net Sales Proceeds less than the sum of the Net Book Value of such Containers (including any such sales resulting from the sell/repair decision of the Manager), so long as the sum of the Net Book Values of all such Containers shall not exceed an amount equal to (A) ten percent (10)% per annum and (B) a cumulative amount on an aggregate basis of twenty-

five percent (25%) determined in each case based on the average Aggregate Net Book Value as of the last day of each of the four (4) immediately preceding Collection Periods, as determined at the time of such event; or

(viii) for the avoidance of doubt, for so long as an Asset Base Deficiency or Event of Default shall have occurred and be continuing or shall result from such sale of Containers, sales of Containers for net Sales Proceeds (after deducting any costs incurred in connection with such sale) less than Net Book Value shall only be permitted with the prior written consent of the Requisite Global Majority;

(b) claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral; or

(c) (i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Section 404 or Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to such Collateral, except as may be expressly permitted by the Management Agreement.

Section 607. Non-Consolidation of the Issuer. (a) The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the trust estate of any other Person in the event of the bankruptcy or insolvency of the Issuer or such other Person. Without limiting the foregoing the Issuer shall (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other Person, (3) maintain its bank accounts separate from those of any other Person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) pay its own liabilities and expenses only out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm’s length transaction with a Person or entity that is not an Affiliate, (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity and maintain adequate capital in light of its contemplated business operations and (9) observe all other appropriate organizational formalities.

(b) Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other person, (2) act other than in its corporate name and through its duly authorized officers or agents, (3) engage in any joint activity or transaction of any kind with or for the benefit of any affiliate including any loan to or from or guarantee of the indebtedness of any Affiliate, except payment of lawful distributions to its stockholders, (4) other than as permitted in the Management Agreement and the Intercreditor Agreement, commingle its funds or other assets with those of any other person, (5) create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness (except pursuant to this Indenture) other than trade payables and expense accruals incurred in the ordinary course of its business or (6) take any other action that would be inconsistent with maintaining the separate legal identity of the Issuer or engage in any other activity not contemplated by this Indenture and related documents.

Section 608. No Bankruptcy Petition. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609. Liens. The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof; or (ii) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral.

Section 610. Other Debt. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than (i) the Notes issued pursuant to this Indenture or any Supplement issued hereunder, (ii) any Management Fee, Manager Advances and all other amounts payable pursuant to the provisions of the Management Agreement, (iii) any Interest Rate Hedge Agreements entered into in accordance with Section 630 hereof, and (iv) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s organizational documents.

Section 611. Guarantees, Loans, Advances and Other Liabilities. The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 612. Consolidation, Merger and Sale of Assets. (a) The Issuer shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease any of its assets, whether in a single transaction or a series of transactions, to any Person, except for (i) any such sale, conveyance or transfer contemplated or permitted in this Indenture or any other Related Document and (ii) Leases of Containers in accordance with the terms of the Management Agreement.

(b) The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

(c) The Issuer shall give prior written notice to the Rating Agencies of any action pursuant to this Section 612.

Section 613. Other Agreements. (a) The Issuer will not after the date of the issuance of the Notes enter into, or become a party to, any agreements or instruments other than this Indenture, the Supplements, the Contribution and Sale Agreement, the Intercreditor Agreement, the Note Purchase Agreements, the Manager Transition Agreement, the Insurance and Indemnification Agreement or any other agreement(s) contemplated hereby or thereby or related hereto or thereto, including, without limitation, (i) any agreement(s) for disposition of the Sold Assets permitted by Sections 606 or 816 hereof and (ii) any agreement(s) for the sale or re-lease of a Container made in accordance with the provisions of the Management Agreement.

(b) In addition, the Issuer will not amend, modify or waive any provision of any Related Documents or give any approval or consent or permission provided for therein, except in accordance with the express terms of such Related Document.

Section 614. Charter Documents. The Issuer will not amend or modify its organizational documents without the prior written consent of the Requisite Global Majority and satisfaction of the Rating Agency Condition.

Section 615. Capital Expenditures. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) acquisition of additional Containers from the Seller in accordance with the terms of the Contribution and Sale Agreement or (b) capital improvements to the Containers made in the ordinary course of its business and in accordance with the terms of the Management Agreement.

Section 616. Permitted Activities; Compliance with Organizational Document. The Issuer will not engage in any activity or enter into any transaction except as permitted under its organizational documents as in effect on the date on which this Indenture is executed. The Issuer will observe all company, organizational and managerial procedures required by its organizational documents and applicable law. The Issuer shall keep complete minutes of the meetings and other proceedings of the Issuer.

Section 617. Investment Company Act. The Issuer will conduct its operations, and will cause the Manager to conduct the Issuer’s operations, in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618. Payments of Collateral. If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall immediately deposit such payment in the Trust Account.

Section 619. Notices. The Issuer shall notify the Indenture Trustee, the Lead Deal Agent, the Transition Agent, the Interest Rate Hedge Provider and each Series Enhancer in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a) Default. The occurrence of an Event of Default;

(b) Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might reasonably be expected to have or result in a Material Adverse Change;

(c) Material Adverse Change. The occurrence of a Material Adverse Change;

(d) Other Events. The occurrence of (i) an Early Amortization Event or (ii) other events that may cause (with the giving of notice or the passage of time, or both) an Event of Default.

Section 620. Books and Records. The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. In connection with each transfer of Sold Assets, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Sold Assets as a sale under GAAP. The Issuer will ensure that no financial statement, nor any consolidated financial statements of the Issuer, suggests that the assets of the Issuer are available to pay the debts of the Seller or the Manager. The Issuer shall (i) keep complete minutes of the meetings and other proceedings of the Issuer and (ii) continuously maintain the resolutions, agreements and other instruments underlying the sale and transfer of the Sold Assets as official records of the Issuer.

Section 621. Taxes. The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless, and only to the extent that, the Issuer is contesting such taxes in good faith and by appropriate proceedings and the Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; provided, however, that in no event shall any such contest be reasonably likely to result in a material risk of loss of any asset to the Issuer.

Section 622. Subsidiaries. The Issuer shall not create any Subsidiaries.

Section 623. Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

Section 624. Use of Proceeds. The Issuer shall use the proceeds of the Notes only (i) for the purchase of Containers, the other Sold Assets and the other Collateral, (ii) to pay outstanding indebtedness of the Issuer, (iii) to pay the cost of issuance of the Notes and (iv) for other general corporate purposes. In addition, the Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

Section 625. Asset Base Certificate. The Issuer shall, or shall cause the Manager to, prepare and deliver (or cause to be prepared and delivered) to the Indenture Trustee,

each Series Enhancer, each Deal Agent, the Transition Agent and each Holder of a VFN, on or before each Determination Date, an Asset Base Certificate as of the immediately preceding Record Date.

Section 626. Financial Statements. The Issuer shall prepare and deliver to the Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Provider, each Rating Agency, each Deal Agent, the Transition Agent and each Holder of a VFN, or shall cause the Manager to prepare and deliver pursuant to the Management Agreement, (i) financial statements of the Issuer and the consolidated quarterly financial statements of the Manager within sixty (60) days of the end of each fiscal quarter and (ii) annual financial statements of the Issuer and the consolidated annual financial statements of the Manager, audited by their regular Independent Accountants, within one hundred twenty (120) days of the end of each fiscal year. All financial statements shall be prepared in accordance with GAAP. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 627. UNIDROIT Convention. The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted by the container leasing industry.

Section 628. Other Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause the Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

Section 629. Amendment of Intercreditor Agreement. The Issuer shall not consent to any amendment, modification or revision to the Intercreditor Agreement without the prior written consent of the Requisite Global Majority and prior written notice to the Rating Agencies, except for any supplement thereto needed to designate an additional “Managed Equipment Owner” or “Managed Equipment Lender”, as each such term is defined in the Intercreditor Agreement; provided that any amendment to the pooling methodology shall require the prior written consent of all Control Parties for each Series.

Section 630. Hedging Requirements. (a) The Issuer shall at all times enter into and maintain one or more Interest Rate Hedge Agreements with one or more Interest Rate Hedge Providers, each of which shall be an Eligible Interest Rate Hedge Counterparty at the time it enters into an Interest Rate Hedge Agreement, with respect to the aggregate minimum contractual rental payments for all Direct Finance Leases to which an Eligible Container is then subject. Each Interest Rate Hedge Agreement shall have a notional balance equal to the sum of the remaining minimum contractual rental payments that will be payable pursuant to the terms of such Direct Finance Lease prior to its scheduled expiration date and shall provide for an amortization of its notional balance in accordance with the scheduled amortization of such rental payments.

(b) In addition to the requirement set forth in Section 630(a), the Issuer shall enter into and maintain one or more Interest Rate Hedge Agreements, inclusive of the Interest Rate Hedge Agreements entered into in accordance with the prior paragraph, having an average aggregate notional balance of not less than an amount equal to ninety percent (90%) of the average of the Aggregate Note Principal Balance each as determined on such Determination Date (after giving effect to all payments to be made on the corresponding Payment Date) and the immediately preceding two (2) Determination Dates. The Issuer will not allow the aggregate notional balance of such Interest Rate Hedge Agreements to exceed one hundred percent (100%) of the then Aggregate Note Principal Balance.

(c) If the Issuer, or Manager on behalf of Issuer, fails to maintain the requisite level of hedging set forth in paragraphs (a) and (b) of this Section 630, the Requisite Global Majority shall have the right, in its sole discretion, to direct the Indenture Trustee to enter into Interest Rate Hedge Agreements on the Issuer’s behalf and at the expense of the Issuer. In the event the Requisite Global Majority determines to direct the Indenture Trustee to enter into an Interest Rate Hedge Agreement on the Issuer’s behalf, the Requisite Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager with a written direction to deposit in the Trust Account certain amounts to purchase, or reimburse the Requisite Global Majority or a third party for purchase, such Interest Rate Hedge Agreement.

(d) All payments made by an Interest Rate Hedge Provider shall be paid directly to the Indenture Trustee and deposited directly into the Trust Account in accordance with Section 302(a) hereof.

Section 631. Depreciation Policy. The Issuer will not, without the prior written consent of the Requisite Global Majority in each instance, amend or modify the depreciation policy in effect on the Closing Date as outlined in clause (i) of the definition of the term “Depreciation Expense”.

Section 632. OFAC. The Issuer shall not lease, or consent to the sublease of, a Container to a “prohibited person” or an entity organized in a “prohibited jurisdiction”. If the Issuer obtains knowledge that a Container is subleased to a “prohibited person” or located or used in a “prohibited jurisdiction” (other than by the United States government, or pursuant to a license issued by the Office of Foreign Assets Control), then the Issuer shall, within ten (10) Business Days after obtaining knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.

ARTICLE VII

DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701. Full Discharge. Upon payment in full in cash of all Outstanding Obligations, the Indenture Trustee shall, at the written request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the Lien created hereby, and to release the Issuer from its covenants contained in this Indenture and the related Supplement in connection with the satisfaction and discharge of the Indenture, the Indenture Trustee shall be entitled to receive an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted.

Section 702. Prepayment of Notes. (a) Mandatory Prepayments. Unless otherwise specified in a Supplement, the Issuer shall be required to prepay the then Unpaid Principal Balance of all, or a portion of, one or more Series of Notes then Outstanding if, on any Payment Date, the Aggregate Note Principal Balance exceeds the Asset Base, and such Prepayment shall be in the amount of the Supplemental Principal Payment Amount. The calculations referred to herein shall be evidenced by the Asset Base Certificate received by the Indenture Trustee on any Determination Date. On each Payment Date, any Supplemental Principal Payment Amount then due and owing, shall be applied first to each Series of VFNs then Outstanding on a pro rata basis, in proportion to the Unpaid Principal Balance of such VFNs, until the principal balances of all VFNs have been paid in full, and then to all other Series of Notes then Outstanding on a pro rata basis, in proportion to the Unpaid Principal Balance of each such other Series of Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the VFNs in an amount equal to the Asset Base Deficiency on such Payment Date, then the amount of any Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Notes then Outstanding on a pro rata basis, in proportion to the Unpaid Principal Balance of such Notes.

Any Prepayment of Notes made pursuant to the provisions of this Section 702(a) shall be accomplished by a deposit of funds into the Trust Account.

(b) Voluntary Prepayment. The Issuer may, from time to time, make an optional Prepayment of principal of the Notes of any Series at the times, in the amounts and subject to the conditions set forth in the related Supplement or in the Supplement for any other Series of Notes then Outstanding. The Issuer shall promptly confirm any telephonic notice of Prepayment in writing. Any optional Prepayment of principal made by the Issuer pursuant to this Section 702 shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000) and shall also include any early termination fees owing pursuant to the terms of the Insurance Agreement and any Interest Rate Hedge Agreement and accrued interest to the date of the Prepayment on the amount being prepaid. Any optional Prepayment made pursuant to the provisions of this Section 702(b) shall be accomplished by a deposit of funds directly into the Trust Account and, unless otherwise specified in the Supplement for any Series of Notes then Outstanding, may be applied by the Issuer to reduce the Unpaid Principal Balance of one or more

Series of Notes then Outstanding, such Series to be selected in the sole discretion of the Issuer. The Issuer has agreed that the determination of the Containers to be released from the lien of the Indenture pursuant to any such Prepayment shall be performed on a non-discriminatory basis, consistent with the covenants and obligations of the Issuer and the Manager under the Related Documents.

(c) Repayment of Interest Rate Hedge Provider. If the Issuer has elected to make a voluntary Prepayment in accordance with the provisions of Section 702(b) above or is required to make a Prepayment in accordance with the provisions of Section 702(a) above as the result of a sale of one or more Containers (and for which no replacement container is then provided), then the amount of such Prepayment shall include an amount necessary (determined by the Lead Deal Agent) to reduce the notional balance of all interest rate swap agreements maintained by the Issuer in accordance with the terms of Section 630(a) and (b) of this Indenture, such that the remaining notional balances of all remaining interest rate swap agreements shall not exceed the level of interest rate swap agreements that can then be supported by the remaining Containers (as applicable) and Leases, and to pay in full any termination charges assessed by the Interest Rate Hedge Provider. So long as no Early Amortization Event or Event of Default is then continuing, the Issuer (or the Manager on its behalf) may exercise its discretion in selecting the specific transactions and the notional amounts thereof to be terminated. If an Early Amortization Event or Event of Default is then continuing the outstanding transactions will be terminated on a pro rata basis, based on the respective notional amounts for each remaining calculation period so that the remaining notional amounts for all future calculation periods under such transactions shall comply with the requirements of Section 630(a) and (b) hereof.

Section 703. Unclaimed Funds. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two (2) years after the date of the publication described in the second preceding sentence, (ii) the date all other registered Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the registered Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes. Thereafter any such unclaimed amounts shall, subject to applicable escheat laws, be paid to the Issuer by the Indenture Trustee on written demand; and thereupon the Indenture Trustee and the Issuer shall be released from all further liability with respect to such monies, and thereafter the registered Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof, except to obtain payment of such monies from the Issuer; provided, that if such money or any portion thereof had been previously deposited by a Series Enhancer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Series Enhancer, such amounts shall be paid promptly to such Series Enhancer.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801. Event of Default. “Event of Default”, wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i) Default (in each case without giving effect to any Manager Advances made) for any reason (including, without limitation, whether or not funds available to the Indenture Trustee are sufficient for such purpose) in (A) the payment on any Payment Date of any interest payments (which, for the avoidance of doubt, shall not include any VFN Fees) due and owing to the Holders of Notes of any Series or (B) the payment on the Legal Final Maturity Date of a Series of the then Unpaid Principal Balance of such Series of Notes;

(ii) Default (in each case without giving effect to any Manager Advances made) for any reason (including, without limitation, whether or not funds available to the Indenture Trustee are sufficient for such purpose) in (A) the payment on any Payment Date of any Indenture Trustee Fees then due and payable or (B) the payment of a Premium or other amounts due and owing any Series Enhancer, and in either case, the continuation of such default for more than three (3) Business Days after the same shall become due and payable;

(iii) Default (in each case without giving effect to any Manager Advances made) for any reason (including, without limitation, whether or not funds available to the Indenture Trustee are sufficient for such purpose) in the payment of any other amounts not dealt with in clauses (1) and (2) then owing to the Holders of Notes of any Series and the continuation of such default for more than thirty (30) days after the same shall have become due and payable;

(iv) Default in the observation or performance of any covenant of the Issuer set forth in Sections 606, 607, 608, 610, 611, 612, 613, 614, 615, 616, 622, 623, 629 or 631 hereof or (y) the Seller set forth in Sections 4.01(c), (d), (k) or (m) of the Contribution and Sale Agreement, which continues for a period of fifteen (15) days after the earliest of (x) any Senior Executive Officer of the Issuer or the Seller, as the case may be, first acquiring knowledge thereof, (y) the Indenture Trustee’s giving written notice thereof to the Issuer or the Seller, as the case may be, or (z) any Noteholder or Series Enhancer giving written notice thereof to the Issuer or the Seller, as the case may be, and the Indenture Trustee;

(v) Default in the observation or performance of any other covenant (not covered by clause (iv) hereof) of the Issuer set forth in the Indenture and other Related Documents, which continues for a period of thirty (30) days after the earliest of (x) any Senior Executive Officer of the Issuer or the Seller, as the case may be, first acquiring knowledge thereof, (y) the Indenture Trustee’s giving written notice thereof to the Issuer or the Seller, as the case may be, or (z) any Noteholder or Series Enhancer giving written notice thereof to the Issuer or the Seller, as the case may be, and the Indenture Trustee;

(vi) Any representation or warranty of the Issuer or the Seller (other than, in the case of the Seller, the Container Representations and Warranties) made in any other Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made which continues and, if capable of cure, the continuance of such condition for a period of thirty (30) days after the earliest of (i) any Senior Executive Officer of the Issuer or the Seller, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer or the Seller, as the case may be, or (iii) any Noteholder or Series Enhancer giving written notice thereof to the Issuer or the Seller, as the case may be, and the Indenture Trustee;

(vii) The commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(viii) The entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(ix) The Indenture Trustee shall fail for any reason to have a first priority perfected security interest in the Containers, the Leases related thereto and, to the extent permitted by Applicable Law, the other Collateral (unless cured within ten (10) days);

(x) Any of the Related Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Related Documents shall be commenced by, or on behalf of, any party thereto or any of their respective members or stockholders (as the case may be), or any court of competent jurisdiction or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Related Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(xi) All of the following: (A) a Manager Default shall have occurred and be continuing, (B) the Requisite Global Majority has directed the Indenture Trustee and the Transition Agent to locate a successor Manager in accordance with the terms of the Indenture, the Manager Transition Agreement and the other Related Documents and (C) no successor Manager shall have assumed the duties of the Manager pursuant to a successor management agreement in accordance with the terms of the Management Agreement and the other Related Documents from the earlier of (i) sixty (60) days from the date on which the Requisite Global Majority shall direct the Indenture Trustee and the Transition Agent to locate a successor Manager in accordance with the terms of the Indenture and other Related Documents and at any time during such sixty (60) day period an Asset Base Deficiency shall exist or (ii) ninety (90) days from the date which the Requisite Global Majority shall direct the Indenture Trustee and the Transition Agent to locate a successor Manager in accordance with the terms of the Indenture and other Related Documents;

(xii) Either of the following shall exist: (A) the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan, sponsored or maintained by the Issuer or (B) the occurrence of any event or condition with respect to a Plan sponsored or maintained by the Issuer, either of which would result in a Material Adverse Change or which actually results in the imposition of a Lien;

(xiii) There shall remain in force, undischarged, unsatisfied and unstayed for more than sixty (60) consecutive days, any final non-appealable judgment against the Issuer not covered by insurance that, with other outstanding final non-appealable judgments undischarged against the Issuer not covered by insurance exceeds in the aggregate $250,000;

(xiv) On any Determination Date, an Asset Base Deficiency exists and such condition remains unremedied for a period of ninety (90) days;

(xv) An event of default under any Related Document shall have occurred and then be continuing for sixty (60) days (other than as otherwise set forth in this Section 801);

(xvi) Any payment shall have been made by a Series Enhancer under any Enhancement Agreement;

(xvii) The Issuer shall be required to register as an investment company under the Investment Company Act of 1940;

(xviii) The occurrence of an Event of Default with respect to any other Series of Notes then Outstanding; and

(xix) CLI shall at any time (i) own less than all of the equity interests in the Issuer unless waived by the Requisite Global Majority or (ii) fail to have sole control of the Issuer and, legally and beneficially, own less than a majority of all equity and voting interests in the Issuer unless waived by the Requisite Global Majority and each Series Enhancer.

The occurrence of an Event of Default with respect to one Series of Notes, except to the extent waived in accordance with the provisions of Section 812(a) hereof, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding.

Section 802. Acceleration of Stated Maturity; Rescission and Annulment. (a) Upon the occurrence of an Event of Default of type described in paragraphs (vii) or (viii) above, the Unpaid Principal Balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to any Noteholder, any Series Enhancer, the Transition Agent, the Collateral Agent and any Interest Rate Hedge Provider, shall become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if any other Events of Default occurs and is continuing, then and in every such case the Indenture Trustee shall at the direction of the Requisite Global Majority declare the principal of and the accrued interest on all Series of Notes then Outstanding to be due and payable immediately, by a notice in writing to the Issuer, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Requisite Global Maturity may, in its sole discretion, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all of the installments of (i) interest, VFN Fees, Premiums and all principal payments which were overdue prior to the date of such acceleration, (ii) the Unpaid Principal Balance of all Series of Notes for which the Final Maturity Date had occurred and (iii) all other amounts due and owing to any Noteholder or any member of such Noteholder’s Related Group;

(B) to the extent that payment of such interest is lawful, Default Fees on the amounts set forth in clause (A);

(C) all unpaid Indenture Trustee Fees and sums paid or advanced by the Indenture Trustee hereunder or the Manager and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture;

(D) without duplication of the foregoing, all amounts due to any Series Enhancer;

(E) all unpaid Transition Agent Fees due and owing to the Transition Agent under the Manager Transition Agreement;

(F) all scheduled payments due under any Interest Rate Hedge Agreement, together with interest thereon in accordance with the terms thereof; and

(ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 803. Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded in accordance with the provisions of Section 802(b), the Issuer will, upon demand of the Indenture Trustee (which shall be made solely at the direction of the Requisite Global Majority), pay to the Indenture Trustee, for the benefit of the Noteholders of all Series then Outstanding, all Interest Rate Hedge Providers, all Series Enhancers, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Rate payable with respect to each such Note; and, in addition thereto, such further amount as shall be sufficient to cover all other Outstanding Obligations and the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Requisite Global Majority and their respective agents and counsel incurred in connection with the enforcement of this Indenture.

Section 804. Remedies. (a) If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each Noteholder, the Manager, each Deal Agent, each Interest Rate Hedge Provider, each Series Enhancer and the applicable Rating Agencies, if any, of such Event of Default. So long as an Event of Default is continuing, the Indenture Trustee shall, if instructed by the Requisite Global Majority, do any of the following:

(i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series then Outstanding under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii) subject to the quiet enjoyment rights of any Lessee of a Container, sell (including any sale made in accordance with Section 815 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii) if a Manager Default is then continuing, terminate the Management Agreement and appoint a successor Manager;

(iv) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

(v) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(vi) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and

(vii) appoint a receiver or a manager over the Issuer or its assets.

(b) In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(c) All rights of action and claims under this Indenture, the related Supplement or such Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement.

Section 805. Allocation of Money Collected. If the Notes of all Series then Outstanding have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled by the Requisite Global Majority, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, as set forth in Section 302(c)(III) hereof.

Section 806. Limitation on Suits. Except with respect to an Event of Default of the type described in Section 801(i) hereof (provided such amounts shall not have been paid by the Series Enhancer), no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Indenture Trustee has, for 30 days after its receipt by a Corporate Trust Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding;

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Requisite Global Majority; and

(vi) the Requisite Global Majority shall have consented thereto;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 807. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest become due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 808. Restoration of Rights and Remedies. If the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee, such Series Enhancer and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, such Series Enhancer, such Interest Rate Hedge Provider and the Holders shall continue as though no such Proceeding had been instituted.

Section 809. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 810. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, of any Series Enhancer, any Interest Rate Hedge Provider or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, any Interest Rate Hedge Provider, any Series Enhancer or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by any Interest Rate Hedge Provider, by any Series Enhancer or by the Holders, as the case may be.

Section 811. Control by Requisite Global Majority. (a) Upon the occurrence of an Event of Default, the Requisite Global Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof, (ii) such Person(s) have offered to the Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 902(iii) hereof, (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b) Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including these set forth in Section of 804 hereof) shall be vested solely in the Requisite Global Majority and, by accepting the benefits of this Indenture, each Noteholder and each Interest Rate Hedge Provider acknowledges such statement; provided, however, that nothing contained herein shall constitute a modification of Section 808, Section 812(b) or Section 815(d) hereof.

Section 812. Waiver of Past Defaults. (a) The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except an Event of Default

(i) of the type described in Section 801(i) (provided such amounts shall not have been paid by the Series Enhancer) which can be waived solely by the affected Noteholder; or

(ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

(b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to (i) any subsequent or other Event of Default or impair any right consequent thereon or (ii) affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 813. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) of the aggregate principal balance of the Notes of all Series then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Legal Final Maturity Date of such Note.

Section 814. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 815. Sale of Collateral. (a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all Outstanding Obligations shall have been paid. The Indenture Trustee at the direction of the Requisite Global Majority may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture: (i) the Indenture Trustee, at the written direction of the Requisite

Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee’s rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d) The Indenture Trustee acknowledges that its right to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or any transaction outstanding thereunder, or to exercise any foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

Section 816. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901. Duties of the Indenture Trustee. The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no implied duties shall be inferred against it. If an Event of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, acting in accordance with directions given in accordance with Article VIII hereof direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the

Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of any Series Enhancer (so long as it is rated “AAA” or “Aaa”, as applicable) upon such terms as may be reasonably acceptable to the Indenture Trustee being deemed satisfactory for such purpose).

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902. Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 901 hereof:

(i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Indenture Trustee may consult with counsel of its selection and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

(iii) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Indenture Trustee shall have security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose, unless the Indenture Trustee provides prior written notice to the contrary or (B) each Series

Enhancer (so long as its claims paying ability is rated “AAA” or “Aaa”, as applicable) being deemed satisfactory for such purpose);

(iv) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(v) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture Trustee may require security or indemnity reasonably satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose, unless the Indenture Trustee provides prior written notice to the contrary or (B) each Series Enhancer (so long as its claims paying ability is rated “AAA” or “Aaa”, as applicable) upon such terms as may be reasonably acceptable to the Indenture Trustee being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(vii) The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default or Early Amortization Event unless either a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice of such shall have been actually received by a Responsible Officer of the Indenture Trustee; and

(viii) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as the Note Registrar under this Indenture.

Section 903. Indenture Trustee Not Liable. (a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any

Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral.

(b) The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Seller or the Manager with any covenant or the breach by the Seller or the Manager of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account, the Manager Transition Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture Trustee.

(c) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 904. Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 905. Indenture Trustee’s Fees and Expenses. The Indenture Trustee, if not paid by the Manager, will be entitled to receive, pursuant to the priority of payments set forth in Section 302 hereof, (A) (i) reasonable compensation for its services as Indenture Trustee and (ii) reimbursement for expenses, disbursements and advances in its capacity as Indenture Trustee (the foregoing clauses (i) and (ii) collectively, the “Indenture Trustee Fee”) and (B) indemnification for Indenture Trustee Indemnified Amounts.

The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(vii) or Section 801(viii), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Section 906. Eligibility Requirements for the Indenture Trustee. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any state, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000, (ii) be subject to supervision or examination by a Federal or state authority, (iii) have (A) in the case of U.S. Bank National Association, a long term unsecured debt rating of “A” or better by Moody’s and Standard & Poor’s or (B) in all other instances, a long-term unsecured senior debt rating of “A-2” or better by Moody’s and a long-term unsecured senior debt rating of “A” by Standard & Poor’s and short-term unsecured senior debt rating of “P-1” or better by Moody’s and a short-term unsecured senior debt rating of “A-2” by Standard & Poor’s and as of the date on which the Indenture Trustee is appointed, be acceptable to the Requisite Global Majority and each Interest Rate Hedge Provider. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 907 hereof.

Section 907. Resignation and Removal of the Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving prior written notice thereof to the Issuer, the Manager, the Lead Deal Agent, each Series Enhancer and the Noteholders; provided, however, that no such resignation shall be effective until a successor has been qualified and assumed the duties of the Indenture Trustee in accordance with the terms of this Indenture. Upon receiving such notice of resignation, the Issuer, at the direction of the Requisite Global Majority, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, each Interest Rate Hedge Provider, the Lead Deal Agent, each Series Enhancer, and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within sixty (60) days after the effective resignation, the resigning Indenture Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, at the direction of the Requisite Global Majority, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer, at the direction of the Requisite Global Majority, shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

Section 908. Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Indenture Trustee herein. The predecessor Indenture Trustee shall upon payment of all charges due it, its agents and counsel deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, the Restricted Cash Account, the Manager Transition Account and any Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority.

Upon receipt of any acknowledgment of an acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 909. Merger or Consolidation of the Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910. Separate Indenture Trustees, Co-Indenture Trustees and Custodians. If the Indenture Trustee is not capable of acting outside the United States, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders, each Interest Rate Hedge Provider and each Series Enhancer and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee, the Lead Deal Agent, each Interest Rate Hedge Provider and each Series Enhancer.

Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911. Representations and Warranties. The Indenture Trustee hereby represents and warrants as of the Closing Date of each Series that:

(a) Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the power to own its assets and to transact the business in which it is presently engaged;

(b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c) Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d) No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of association or bylaws of the Indenture Trustee;

(e) No Proceedings. There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

(f) Approvals. Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal law governing the banking or trust powers of the Indenture Trustee.

Section 912. Indenture Trustee Offices. The Indenture Trustee shall maintain in the state of Minnesota an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107-2292, Attn: Structured Finance/CLI Funding LLC, and shall promptly notify the Issuer, the Manager and the Noteholders of any change of such location.

Section 913. Notice of Event of Default. If a Responsible Officer of the Indenture Trustee shall have actual knowledge that an Event of Default with respect to any Series shall have occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to each Noteholder, each Deal Agent, each Interest Rate Hedge Provider and any Rating Agency and Series Enhancer. For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Manager, any Series Enhancer, each Deal Agent, each Interest Rate Hedge Provider or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Not Creating a New Series Without Consent of Holders. (a) Without the consent of any Holder or any Series Enhancer and based on an Opinion of Counsel in form and substance reasonably acceptable to the Requisite Global Majority to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vi) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of the Requisite Global Majority and each affected Interest Rate Hedge Provider (if such proposed amendment would materially and adversely affect the rights, duties or immunities of such Interest Rate Hedge Provider under this Indenture), enter into one or more Supplements for any of the following purposes:

(i) to surrender any right or power conferred upon the Issuer in this Indenture;

(ii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture;

(iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v) to convey, transfer, assign, mortgage or pledge any additional property to the Indenture Trustee; or

(vi) to evidence the succession of the Indenture Trustee pursuant to Article IX.

Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.

(b) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of all Notes then Outstanding, each Rating Agency, each Interest Rate Hedge Provider and each Series Enhancer related to such Series, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1002. Supplemental Indentures Not Creating a New Series with Consent of Holders. (a) With the consent of the Requisite Global Majority and each affected Interest Rate Hedge Provider (if such proposed amendment would materially and adversely affect such Interest Rate Hedge Provider’s rights, duties or immunities under this Indenture or otherwise), the Issuer and the Indenture Trustee may, subject to the provisions of Section 1002(b), enter into a Supplement hereto for the purpose of (i) adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; (ii) adding covenants of the Issuer for the benefit of the Holders of all Series of Notes then Outstanding or of any Series Enhancer; and/or (iii) adding any additional Events of Default or Early Amortization Events; provided, however, that no such Supplement shall amend or modify the terms of any Supplement related to a particular Series (i.e., the Supplement establishing the Principal Terms of such Series) without the consent of the Control Party for such Series.

(b) Notwithstanding the provision of Section 1001 or 1002(a), no Supplement executed pursuant to Section 1002(a) shall, without the consent of the Holder of each Outstanding Note and each Series Enhancer affected thereby:

(i) modify (A) any of the provisions of this Indenture or any Supplement to change the method of computing the amount of principal of, or interest on, any Notes in such a manner as to reduce the principal amount of any Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, in a manner adverse to Noteholders, provided that such determination shall be accompanied by an Opinion of Counsel stating that such proposed Supplement shall not so adversely affect such parties, or (B) the date on or the timing of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof;

(ii) reduce the percentage of Outstanding Notes or Commitments required for (A) the consent of any Supplement to this Indenture, (B) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (C) the consent required to waive any payment default on the Notes;

(iii) modify any of the provisions of this section except to increase any percentage provided herein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv) modify or alter, in a manner adverse to the Noteholders, provided that such determination shall be accompanied by an Opinion of Counsel, stating that such proposed Supplement shall not so adversely affect such parties, the definition of the terms “Outstanding,” “Requisite Global Majority”, “Asset Base”, “Early Amortization Event”, “Event of Default”, “Legal Final Maturity Date”, “Existing Commitment” or “Initial Commitment”;

(v) impair or adversely affect the Collateral in any material respect as a whole, except as otherwise permitted herein;

(vi) modify or alter Section 702 of this Indenture; and

(vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any material property at any time subject hereto or deprive in any material respect the Holder of any Note of the security afforded by the Lien of this Indenture.

Prior to the execution of any Supplement issued pursuant to this Section 1002, the Issuer shall provide a written notice to each Rating Agency and any Interest Rate Hedge Provider setting forth in general terms the substance of any such Supplement.

(c) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of the Notes, each Rating Agency, Interest Rate Hedge Provider and Series Enhancer related to such Series, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1004. Effect of Supplemental Indentures. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 1006. Issuance of Series of Notes. (a) The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a “Series”).

(b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of each affected Control Party for any other Series and each affected Interest Rate Hedge Provider (if such proposed amendment would materially and adversely affect such Interest Rate Hedge Provider’s rights, duties or immunities under this Indenture or otherwise), may amend this Indenture as applicable to such other Series, in accordance with Section 1002 hereof. The obligation of the Indenture Trustee to authenticate and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions and such additional conditions as shall have been stated in the Supplement for any Series then Outstanding:

(i) on or before the tenth (10th) Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given the Indenture Trustee, the Manager, each Interest Rate Hedge Provider, each Deal Agent, each Rating Agency (and, if such Additional Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series) and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

(ii) the Issuer shall have delivered to the Indenture Trustee the related Supplement and the Notes executed by each party hereto other than the Indenture Trustee;

(iii) the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto and the Series Enhancer under such Enhancement Agreement shall have acknowledged in writing the terms of the Enhancement Agreement;

(iv) the Rating Agency Condition shall have been satisfied with respect to all Series then Outstanding;

(v) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency, each Series Enhancer and, if required, each Interest Rate Hedge Provider, any Noteholder, any Opinions of Counsel required by the related Supplement, including, without limitation, Opinions of Counsel (rendered by independent counsel acceptable to the Indenture Trustee) with respect to (A) true sale, enforceability, non-consolidation, and security interest perfection issues and (B) for federal income tax purposes (1) after the issuance of such Additional Series, the Issuer will not be deemed taxable as a corporation or an association taxable as a corporation, (2) the issuance of such Additional Series will not adversely affect the characterization of the Notes then outstanding as indebtedness for federal income tax purposes and (3) the Notes of such Additional Series constitute indebtedness for federal income tax purposes;

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Issuer stating that no Early Amortization Event, Manager Default or Event of Default has occurred and is then continuing and that the issuance of such Additional Series would not result in an Early Amortization Event, Manager Default or Event of Default;

(vii) no Additional Series may have (i) a legal final maturity date that is earlier than the Series 2006-1 Legal Final Maturity Date, (ii) more restrictive provisions regarding early amortization events, manager defaults or events of default than the Series 2006-1 Supplement, (iii) a Weighted Average Life less than the remaining term of the Series 2006-1 Notes or (iv) an Advance Rate higher than that of the Series 2006-1 Notes or Series 2006-2 VFNs;

(viii) such other conditions as shall be specified in (A) the Supplement pursuant to which such Additional Series is to be issued and (B) any Supplement for any Series of Notes then Outstanding; and

(ix) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (viii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate and deliver the Notes of such Series.

Section 1007. Intercreditor Agreement. For the avoidance of doubt, an amendment to the Intercreditor Agreement shall not constitute a supplemental indenture requiring the consent of any Noteholder.

ARTICLE XI

HOLDERS LISTS

Section 1101. Issuer to Furnish Indenture Trustee Names and Addresses of Holders. Unless otherwise provided in the related Supplement, the Issuer will furnish or cause to be furnished to the Indenture Trustee, each Deal Agent and each Series Enhancer (i) not more than 10 days after receipt of a request from the Indenture Trustee, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the Holders of Notes in its possession as of such date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture Trustee in such capacity.

Section 1102. Preservation of Information; Communications to Holders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

EARLY AMORTIZATION EVENTS

Section 1201. Early Amortization Events. As of any date of determination, the existence of any one of the following events or conditions:

(1)	An Event of Default or event of default under any Related Document shall have occurred and then be continuing;
(2)	A Manager Default shall have occurred and then be continuing;
(3)	If on any Determination Date, an Asset Base Deficiency exists and such condition remains unremedied for a period of ten (10) Business Days;
(4)	The Long-Term Interest Coverage Ratio of the Issuer is less than two hundred twenty-five percent (225%);
(5)	The Short-Term Interest Coverage Ratio of the Issuer is less than one hundred ten percent (110%) for four (4) consecutive Record Dates;
(6)	As of any Record Date, the Average Age of all of the Containers shall exceed eight and one-half (8.5) years;
(7)

Any environmental law, convention or regulation is adopted which prohibits or limits in any material respect the usage of the Containers and is reasonably likely to materially and adversely affect the revenue-generating activities or operations of the Issuer; or

(8)	The occurrence of any other Early Amortization Event with respect to any other Series of Notes then Outstanding.

If an Early Amortization Event exists on any Payment Date, then such Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Early Amortization Event.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 1301. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302. Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1304. Inspection. (a) Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, any Deal Agent, any Interest Rate Hedge Provider or any Series Enhancer and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Containers and copies of all Leases or other documents relating thereto (other than any consolidated tax return of the Seller), all in the format which the Manager uses for its own operations. Such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the Manager’s business. The Indenture Trustee, each Interest Rate Hedge Provider, each Deal Agent, each Series Enhancer and Noteholders shall, and shall cause their respective representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing). Each such Person agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or required by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Related Documents, provided that the foregoing shall not limit the right of such Person to make such information available to its regulators, securities rating agencies, reinsurers and credit and liquidity providers whom such party reasonably believes will respect the confidential nature of such information. Any expense incident to the reasonable exercise by the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider, any Deal Agent or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

(b) The Issuer also agrees (i) to make available on a reasonable basis to the Indenture Trustee, any Deal Agent, any Series Enhancer, any Interest Rate Hedge Provider or any prospective owner, a Managing Officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to allow the Indenture Trustee, any Series Enhancer or any prospective owner to inspect the Manager’s facilities during normal business hours.

Section 1305. Limitation of Rights. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders, each Deal Agent and each Series Enhancer as provided herein. Notwithstanding the previous sentence, the parties hereto, the Issuer acknowledge that each Interest Rate Hedge Provider, each Deal Agent and each Series Enhancer for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

Section 1306. Severability. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture shall not affect the remaining portions of this Indenture, or any part thereof.

Section 1307. Notices. All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107-2292, Attn: Structured Finance/CLI Funding LLC, (b) in the case of the Issuer, the Seller or the Manager, at the following address: One Maynard Drive, Park Ridge, New Jersey 07656, and (c) in the case of each Rating Agency, its address set forth in the related Supplement, in the case of any Series Enhancer, at its address set forth in the related Supplement, or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

Section 1308. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS INDENTURE, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CORPORATION SERVICE COMPANY, HAVING AN ADDRESS AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NY 10036-6710, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS INDENTURE SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 1309. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 1310. Governing Law. THIS INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1311. No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Note of any Series was Outstanding.

Section 1312. General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c) references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 1313. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1314. Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of Applicable Law.

Section 1315. Judgment Currency. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Related Documents.

Section 1316. Statutory References. References in this Indenture and each other Related Documents for any Series to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 1317. Transactions Under Original Agreement. On the Closing Date, the Original Agreement shall be amended and restated as provided in this Indenture and shall be superseded by this Indenture. The terms and conditions of this Indenture shall apply to all of the rights, obligations and remedies incurred by the Issuer under the Original Agreement, and the Issuer agrees that this Indenture is not intended to constitute a discharge of the rights, obligations and remedies existing under the Original Agreement.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers duly authorized, all as of the day and year first above written.

CLI FUNDING LLC
By:	/s/ Daniel P. DeBlasio
Name:	Daniel P. DeBlasio
Title:	VP & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee
By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President